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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Hillenbrand Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HILLENBRAND INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING
To Be Held February 8, 2007
     The annual meeting of shareholders of Hillenbrand Industries, Inc., an Indiana corporation, 1069 State Route 46 East, Batesville, Indiana 47006, will be held at the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006, on Thursday, February 8, 2007, at 10:00 a.m., Eastern Standard Time, for the following purposes:
(1)	To elect three members to the Board of Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Hillenbrand Industries, Inc.; and

(3)	To transact such other business as may properly come before the meeting and any adjournment of the meeting.
     The Board of Directors has fixed the close of business on December 15, 2006, as the record date for determining which shareholders are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Patrick D. de Maynadier Secretary
January 3, 2007

HILLENBRAND INDUSTRIES, INC.
PROXY STATEMENT
     This proxy statement relates to the solicitation by the Board of Directors of Hillenbrand Industries, Inc. (the “Company”), 1069 State Route 46 East, Batesville, Indiana 47006, telephone (812) 934-7000, of proxies for use at the annual meeting of the Company’s shareholders to be held at the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006, on Thursday, February 8, 2007, at 10:00 a.m., Eastern Standard Time, and at any adjournments of the meeting. This proxy statement and the enclosed form of proxy were mailed initially to shareholders on or about January 3, 2007. All shares represented by these proxies will be voted at this meeting in accordance with instructions given by shareholders. Where no instructions are given, the shares will be voted (1) in favor of the election of the Board of Directors’ nominees for three directors; (2) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company; and (3) in the discretion of the proxy holders upon such other business as may properly come before the meeting.
     The purpose of the annual meeting is to vote upon the matters set forth above. The Board of Directors is not aware of any other business that may come before the meeting.
VOTING
     The close of business on December 15, 2006, has been fixed as the record date for determining which shareholders are entitled to notice of and to vote at the annual meeting. On December 15, 2006, there were 61,494,387 shares of the Company’s common stock issued and outstanding. Each share of common stock is entitled to one vote with respect to every matter submitted to a vote at the meeting. Votes cast by proxy, whether by proxy card, telephone or the Internet, or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting. If you submit your proxy by telephone or via the Internet, you should not return your proxy card. Instructions for submitting proxies by telephone or the Internet are set forth on the enclosed proxy card. If you choose to submit your proxy by mail, please sign, date and return the proxy card in the envelope provided. A proxy may be revoked at any time before it is voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy by telephone, Internet or mail. If you hold shares through a broker or other custodian, please check the voting instructions used by that broker or custodian.
     Votes Necessary to Adopt Proposals. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at a meeting at which a quorum is present. Ratification of the appointment of the independent registered public accounting firm and any other matter that comes before the meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action.
     A majority of the shares issued and outstanding constitutes a quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will result in fewer votes being cast with respect to a particular issue or nominee. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power for that matter and has not received instructions from the beneficial owner. In the absence of such instructions, brokers have discretionary voting power for matters such as the election of directors and the ratification of the appointment of the independent registered public accounting firm but not for certain other matters.
ELECTION OF DIRECTORS
     The Articles of Incorporation and the Code of By-laws of the Company provide that members of the Board of Directors shall be classified with respect to the terms that they shall serve by dividing them into three classes that are as nearly equal in number of members as possible. Directors in each class are elected for a three-year term unless they resign or retire earlier.
     Anne G. Peirce, currently a Class II director whose term expires at the upcoming meeting, has notified the Board of her intention not to stand for reelection to the Board of Directors and to resign from the Board upon the expiration of her term. The Board of Directors is not nominating a candidate for election to the Class II position currently held by Dr. Peirce. In accordance with the Company’s Code of By-laws, the Board of Directors previously set the number of directors constituting the entire Board of Directors at eleven, with four directors in each of Classes I and II and three directors in Class III. Currently, there is one vacancy on the Board of Directors in Class III, and following the annual meeting there will be a second vacancy on the Board of Directors in Class II. Under the Company’s Code of By-Laws, any director elected by the Board of Directors to fill a vacancy will be elected for a term expiring at the next annual meeting of directors. At the annual meeting, proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement.
     At the upcoming annual meeting, the shareholders will elect three members of the Board of Directors in Class II to serve three-year terms expiring at the 2010 annual meeting. The incumbent directors in Class III and Class I were each previously elected to serve terms expiring at the 2008 and 2009 annual meetings, respectively.
     Unless authority is withheld, all shares represented by proxies submitted pursuant to this solicitation will be voted in favor of electing as directors the nominees listed below for the terms indicated. If any of these nominees should be unable to serve, shares represented by proxies may be voted for a substitute nominee selected by the Board of Directors, or the Board of Directors may reduce the number of directors.
     The Board of Directors recommends that shareholders vote FOR the election to the Board of Directors of each of the nominees named below.

NOMINEES:
CLASS II
Nominees to be elected to serve three-year terms expiring at the 2010 annual meeting:

				Shares(1)
			Served As A	Beneficially Owned As Of	Percent of Total
Name	Age	Principal Occupation	Director Since	December 15, 2006	Shares Outstanding
Ray J. Hillenbrand	72	Personal Investments	1970	509,222(2)(4)(5)	(3)

Mark D. Ketchum	57	Chief Executive Officer and President of	2004	3,699(2)	(3)
		Newell Rubbermaid, Inc.

Peter H. Soderberg	60	President and Chief Executive Officer of the	2002	68,451(2)	(3)
		Company
CONTINUING DIRECTORS:
CLASS III
Serving terms expiring at the 2008 annual meeting:

				Shares (1)
			Served As A	Beneficially Owned As Of		Percent of Total
Name	Age	Principal Occupation	Director Since	December 15, 2006		Shares Outstanding
John A. Hillenbrand II	75	Personal Investments	1981 (6)	1,015,151	(2)(4)(7)	1.7%

Joanne C. Smith	46	President and Chief Executive Officer of the	2003	5,181	(2)	(3)
		Rehabilitation Institute of Chicago
CLASS I
Serving terms expiring at the 2009 annual meeting:

				Shares(1)
			Served As A	Beneficially Owned As Of		Percent of Total
Name	Age	Principal Occupation	Director Since	December 15, 2006		Shares Outstanding
Rolf A. Classon	61	Chairman of the Board of the Company	2002	36,323	(2)	(3)

Charles E. Golden	60	Retired Executive Vice President and Chief	2002	15,506	(2)	(3)
		Financial Officer of Eli Lilly and Company

W August Hillenbrand	66	Retired Chief Executive Officer	1972	3,199,082	(2)(4)(8)	5.2%
		of the Company

Eduardo R. Menascé	61	Retired President, Enterprise Solutions	2004	3,699	(2)	(3)
		Group,
		Verizon Communications

STOCK OWNERSHIP OF OTHER NAMED EXECUTIVE OFFICERS:

			Shares(1)		Percent of Total
			Beneficially Owned As Of		Shares
Name	Age	Principal Occupation	December 15, 2006		Outstanding
Gregory N. Miller	43	Senior Vice President and Chief Financial Officer (9)	44,243	(2)	(3)

Kenneth A. Camp	61	Senior Vice President of Hillenbrand Industries, Inc. and	187,840	(2)	(3)
		President and Chief Executive Officer,
		Batesville Casket Company, Inc.(10)

Patrick D. de Maynadier	46	Vice President, General Counsel and Secretary (11)	82,480	(2)	(3)

Kimberly K. Dennis	40	Vice President of Information Technology, of Hillenbrand	70,488	(2)	(3)
		Industries, Inc. and Senior Vice President, North America
		Post Acute Care and Information Technology of Hill-Rom
		Company, Inc.(12)

All directors and executive officers of the Company as a group, consisting of 16 persons.			5,298,018	(2)(5)(7)(8)	8.6%
STOCK OWNERSHIP OF OTHER BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S COMMON STOCK:

		Shares		Percent of Total
Name	Address	Beneficially Owned		Shares Outstanding
Franklin Mutual Advisers, LLC	101 John F. Kennedy Parkway, Short Hills, NJ 07078	3,232,488	(13)	5.3%

Franklin Resources, Inc.	One Franklin Parkway, San Mateo, CA 94493	3,122,040	(14)	5.1%

Barclays Global Investors, NA	45 Fremont Street, San Francisco, CA 94105	3,094,513	(15)	5.0%

(1)	The Company’s only class of equity securities outstanding is common stock without par value. These share figures include the following shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 15, 2006: Ray J. Hillenbrand, 30,000 shares; Peter H. Soderberg, 8,000 shares; John A. Hillenbrand II, 24,000 shares; Rolf A. Classon, 8,000 shares; Charles E. Golden, 8,000 shares; W August Hillenbrand, 222,000 shares; Gregory N. Miller 31,067; Patrick D. de Maynadier, 65,940 shares; Kenneth A. Camp, 145,167 shares; Kimberly K. Dennis 54,190 shares and all directors and executive officers as a group, 632,498 shares. Except as otherwise indicated in these footnotes, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of the shares shown are pledged as security. In addition to the persons named in the tables above, Anne G. Peirce, who will cease to be a director of the Company at the annual meeting, beneficially owns 5,399 shares of common stock, including 5,270 restricted stock units and 31 shares held by her spouse.

(2)	These share figures include vested deferred fees and/or compensation in the form of deferred stock or restricted stock units (otherwise known as deferred stock awards) held on the books and records of the Company in the following amounts: Ray J. Hillenbrand, 9,314 shares; Mark D. Ketchum, 3,699 shares; Peter H. Soderberg, 54,477 shares; John A. Hillenbrand II, 5,181 shares; Joanne C. Smith, 5,181 shares; Rolf A. Classon, 27,323 shares; Charles E. Golden, 7,506 shares;

W August Hillenbrand, 5,181 shares; Eduardo R. Menascé, 3,699 shares; Gregory N. Miller, 11,566; Kenneth A. Camp, 32,849; Patrick D. de Maynadier, 12,665; Kimberly K. Dennis, 12,698 and all directors and executive officers as a group, 210,651 shares.

(3)	Ownership of less than one percent (1%) of the total shares outstanding.

(4)	John A. Hillenbrand II and Ray J. Hillenbrand are brothers, and they are cousins of W August Hillenbrand.

(5)	Includes 128,975 shares held of record by a charitable foundation, of which Mr. Ray J. Hillenbrand is a trustee; and 222,854 shares held of record by family partnerships for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(6)	John A. Hillenbrand II previously served as a director of the Company from 1972 to 1979.

(7)	Includes 17,240 shares held of record by John A. Hillenbrand II’s wife, Joan L. Hillenbrand; and an aggregate of 526,250 shares held of record by trusts for the benefit of his children and grandchildren, by a family partnership and by a family corporation. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(8)	Includes 205,552 shares owned beneficially by W August Hillenbrand’s wife, Nancy K. Hillenbrand; 257,807 shares owned by grantor retained annuity trusts (GRATs); 1,810,817 shares owned of record, or which may be acquired within sixty days, by trusts, of which W August Hillenbrand is trustee or co-trustee; 106,529 shares held by a limited liability company; and 302,575 shares held by a limited partnership, of which Mr. Hillenbrand is a limited partner. Mr. Hillenbrand disclaims beneficial ownership of these shares. Mr. Hillenbrand’s address is the address of the Company’s principal executive offices

(9)	Mr. Miller was elected Senior Vice President and Chief Financial Officer of the Company effective July 14, 2005.

(10)	Mr. Camp was elected President and Chief Executive Officer of Batesville Casket Company, Inc., a subsidiary of the Company, on May 1, 2001. He was also elected as a Senior Vice President of the Company on August 4, 2005. Prior to his election to these positions, Mr. Camp has held various other positions within Hillenbrand Industries, Inc. and its subsidiary Batesville Casket Company, Inc.

(11)	Mr. de Maynadier was elected Vice President, General Counsel and Secretary of the Company effective January 28, 2002.

(12)	Ms. Dennis has served in various Company Vice President roles related to shared services and information technology since August 5, 2003 and been Senior Vice President, North America Post Acute Care and Information Technology of Hill-Rom since October 1, 2006.

(13)	This information is based solely on an Amendment No. 1 to Schedule 13D filed by Franklin Mutual Advisers, LLC with the Securities and Exchange Commission on November 21, 2006.

(14)	This information is based solely on a Schedule 13G filed by Franklin Resources, Inc. with the Securities and Exchange Commission on February 8, 2006. The Schedule 13G also was filed by Charles B. Johnson and Rupert H. Johnson, with the same address as Franklin Resources, Inc., and Franklin Advisory Services, LLC, One Parker Plaza, 9th Floor, Fort Lee, NJ 07024.

(15)	This information is based solely on a Schedule 13G filed by Barclays Global Investors, NA with the Securities and Exchange Commission on January 1, 2006. The Schedule 13G also was filed by Barclays Global Fund Advisors, with the same address as Barclays Global Investors, NA, Barclays Global Investors, Ltd., 1 Royal Mint Court, London, EC3N 4HH, and Barclays Global Investors Japan Trust and Banking Company Limited, 1-1-39 Hiroo Shibuya-Ku, Tokyo 1500-0012 Japan.
     Rolf A. Classon became Chairman of the Board of the Company on March 20, 2006. He served as Interim President and Chief Executive Officer of the Company from May 11, 2005 until March 20, 2006 and as Vice Chairman of the Board from December 4, 2003 until his election as Interim President and Chief Executive Officer. He was Chairman of the Executive Committee of Bayer HealthCare, a sub group of Bayer AG, from October 2002 to July 2004, and was President of Bayer Health Care L.L.C., a subsidiary of Bayer AG, from October 2002 to July 2004. Previously, he had been President of Bayer’s Diagnostic Division and head of Bayer’s Worldwide Business Group – Diagnostics since 1995. Bayer is an international research-based company active in life sciences, polymers and chemicals. A native of Sweden, Mr. Classon joined Bayer’s Miles Diagnostics business in 1991 as Executive Vice President, worldwide marketing, sales and service. During his career, Mr. Classon has held management positions with Pharmacia AB, Sweden; Swedish Match Group; and Asbjorn Habberstad AB. Prior to joining Bayer, he was President and Chief Operating officer of Pharmacia Biosystems AB. Mr. Classon currently serves on the Boards of Directors of Enzon Pharmaceuticals, Inc., a company focused on oncology and antivirus pharmaceuticals, ISTA Pharmaceuticals, Inc., a company involved in opthamological pharmaceuticals, Millipore Corporation, a bioscience company that provides technologies, tools and services for the discovery, development and production of therapeutic drugs and for other purposes, PharmaNet Development Group, Inc., an international drug development services company, and Auxilium Pharmaceuticals, Inc., a specialty pharmaceutical company in the fields of urology and men’s health.
     Peter H. Soderberg was elected as President and Chief Executive Officer of the Company effective March 20, 2006. Prior to becoming President and Chief Executive Officer of the Company, he served, since January 1, 2000, as President and Chief Executive Officer of Welch Allyn, Inc., Skaneateles Falls, N.Y. Welch Allyn, Inc. is a privately held global technology company with units that manufacture innovative medical diagnostic equipment, patient monitoring systems and miniature precision lamps. Mr. Soderberg was previously Group Vice President and Chief Operating Officer of Welch Allyn, Inc. His prior experience includes 23 years at Johnson & Johnson where he served in a variety of operations, marketing and management positions in four of its over-the-counter and professional product companies. Most recently, he was President of Johnson & Johnson Health Management, a Johnson & Johnson portfolio company. His career also includes roles as President and Chief Executive Officer of an industrial technology company and the founder and President of a venture capital business. He is on the Boards of Directors of Greatbatch, Inc. (NYSE:GB), the Advanced Medical Technology Association (AdvaMed), and prior to his relocation to Indiana, the Syracuse Symphony Orchestra (as its Vice Chairman), the Metropolitan Development Authority of Central New York (as its Vice Chairman) and CNYMedtech (as its Chairman).
     Charles E. Golden retired as Executive Vice President and Chief Financial Officer for, and as a member of the Board of Directors of, Eli Lilly and Company, Indianapolis, Indiana, a global provider of pharmaceutical products and health care information in April 2006. He joined Eli Lilly in those capacities in 1996. Prior to joining Eli Lilly, Mr. Golden served as a corporate

Vice President of General Motors and Chairman of General Motors’ vehicle operations in the United Kingdom from 1993 to 1996. He joined General Motors as part of its treasurer’s office in 1970 and subsequently held positions in domestic and international operations, ultimately becoming Treasurer of GM. He serves on the Boards of Directors of Unilever N.V. and Unilever PLC, Clarian Health Partners and Crossroads of America Council (Boy Scouts of America) (as past President), on the Board of Trustees of Park Tudor School, and on the Finance Committee of the Indianapolis Museum of Art, and as a Board member and Secretary/Treasurer of the Indiana Stadium and Convention Building Authority.
     John A. Hillenbrand II has managed personal and family investments since 1979. He has been the Chairman Emeritus of Able Body Manufacturing and Assembly, LLC, a manufacturer of truck and farm equipment bodies, since June 2002, prior to which he served as its Chairman. Since January 2005 he has been Chairman Emeritus of Nambé Mills, Inc., a producer of handcrafted alloy items for cooking, serving and decorating and tabletop products, prior to which he served as Chairman. Mr. Hillenbrand is also the Vice Chairman of Pri-Pak, Inc., a provider of packaging for energy drinks and spirits. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1979. Mr. Hillenbrand has served on the Boards of Directors of Merchants National Bank, National City Bank of Indiana, National City Trust of Florida, Cinergy Corporation, PSI Resources, PSI Energy, Benicorp and Physicians Practice Management, Inc. Mr. Hillenbrand has also served as Chairman of the Indiana State Chamber of Commerce, as an officer and member of the Boards of Directors of the Health Industries Association and the Indiana Manufacturers Association.
     Ray J. Hillenbrand served as Chairman of the Board of the Company from January 17, 2001 until March 20, 2006. He has been engaged in the management of personal and family investments for much of his career. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1977. Mr. Hillenbrand is President of Dakota Charitable Foundation and serves as a member of the Board of Trustees of The Catholic University of America, Washington, D.C. He is past Chairman of the Board of Rushmore Health Systems, which includes Rapid City Regional Hospital.
     W August Hillenbrand served as Chief Executive Officer of the Company from 1989 until 2000. Mr. Hillenbrand also served as President of the Company from 1981 until 1999. Prior to his retirement in December 2000, the Company had employed Mr. Hillenbrand throughout his business career. Mr. Hillenbrand is the Chief Executive Officer of Hillenbrand Capital Partners, an unaffiliated family investment partnership. He is also a director of DPL Inc. of Dayton, Ohio and Pella Corporation of Pella, Iowa.
     Mark D. Ketchum was elected as the Chief Executive Officer and President of Newell Rubbermaid, Inc., of which he is a director, in February 2006, after serving as the Interim Chief Executive Officer and President since October 2005. In November 2004, he retired as the President of the Global Baby and Family Care business unit of The Procter & Gamble Company of Cincinnati, Ohio, a manufacturer and marketer of consumer products, after serving in that capacity since 1999. Mr. Ketchum held a broad range of assignments with Procter & Gamble since joining the company in 1971. He held leadership roles for thirteen years in manufacturing and operations, six years in brand management and advertising, and fourteen years in executive level general management positions. He holds a Bachelor of Science in Industrial Engineering and Operations Research from Cornell University. Mr. Ketchum serves as a Trustee of the

Cornell Rowing Association of Cornell University and, from 1991 to 1999, was on the Board of Directors, Tissue Division of the American Forest & Paper Association.
     Eduardo R. Menascé is the retired President of the Enterprise Solutions Group for Verizon Communications, Inc., New York City, New York. Prior to the merger of Bell Atlantic and GTE Corporation, which created Verizon Communications, he was the President and Chief Executive Officer of CTI MOVIL S.A. (Argentina), a business unit of GTE Corporation, from 1996 to 2000. Mr. Menascé has also held senior positions at CANTV in Venezuela and Wagner Lockheed and Alcatel in Brazil and from 1981 to 1992 served as Chairman of the Board and Chief Executive Officer of GTE Lighting in France. He earned a Bachelor’s degree in Industrial Engineering from Universidad Pontificia Catolica de Rio de Janeiro and a Master’s degree in Business Administration from Columbia University. Mr. Menascé currently serves on the Boards of Directors of Pitney Bowes Inc., a global provider of integrated mail and document management solutions, John Wiley & Sons, Inc., a developer, publisher and seller of products in print and electronic media for educational, professional, scientific, technical, medical, and consumer markets, and KeyCorp, one of the nation’s leading bank-based financial service companies. He also serves on the Board of Advisors of Adventis, a leading management and strategy consultancy to the converging global information industries.
     Joanne C. Smith, M.D. was elected Vice Chairperson of the Board of Directors effective May 11, 2005. She was elected as President and Chief Executive Officer of the Rehabilitation Institute of Chicago in October 2006. She had been the President of the National Division of the Rehabilitation Institute of Chicago since November 2005. Prior to that, Dr. Smith had been the Senior Vice President, Corporate Strategy and Business Development for the Rehabilitation Institute of Chicago since April 2002. Since 1992 she has been an attending physician at the same institution. From 1997 through April 2002, Dr. Smith was the Senior Vice President and Chief Operating Officer of the Corporate Partnership Division of the Rehabilitation Institute of Chicago and from 1992 to 1997 she held various management positions there. She also serves on the Boards of Directors of AptarGroup, Inc., a leading supplier of personal care, cosmetics, pharmaceutical, food and beverage dispensing systems, and the AON Memorial Education Fund, a fund dedicated to supporting the educational needs of the children who suffered the loss of a parent in the World Trade Center attack.
Section 16(a) Beneficial Ownership Reporting Compliance
     Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, its executive officers and any person holding more than ten percent of the Company’s common stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. The Company is required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended September 30, 2006. Based solely on a review of filings furnished to the Company and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, executive officers and ten percent beneficial owners except that W August Hillenbrand filed one late report with respect to two transactions.

ABOUT THE BOARD OF DIRECTORS
(INCLUDING DIRECTOR COMPENSATION)
     The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. It selects the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and oversees and monitors its performance.
Board’s Role in Strategic Planning
     The Board of Directors has the legal responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independent decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s four standing committees, the Board is fully involved in the Company’s strategic planning process.
     Each year, typically in the spring, summer and fall, senior management sets aside specific periods to develop, discuss and refine the Company’s long-range operating plan and overall corporate strategy. Specific operating priorities are developed to effectuate the Company’s long-range plan. Some of the priorities are short-term in focus; others are based on longer-term planning horizons. Senior management reviews the insights and conclusions reached at its meetings with the Board over the course of several Board meetings and seeks approval of the overall corporate strategy and long-range operating plan at Board meetings that usually occur in the summer and fall, including a two to three day offsite retreat in July dedicated to strategic planning. These meetings are focused on corporate strategy and involve both management presentations and input from the Board regarding the assumptions, priorities and objectives that will form the basis for management’s strategies and operating plans. To the extent necessary to support strategy, the Board, with assistance from outside advisors, also from time to time evaluates other matters such as the Company’s corporate and capital structure. For example, the Board and senior management recently evaluated a range of strategic alternatives with input from outside financial advisors and determined to undertake further exploration of the merits and mechanisms of a potential separation of the Company’s healthcare and funeral services businesses into two publicly traded companies.
     At subsequent Board meetings, the Board continues to substantively review the Company’s progress against its strategic plans and to exercise oversight and decision-making authority regarding strategic areas of importance and associated funding authorizations.
     In addition, Board meetings held throughout the year target specific strategies and critical areas for extended, focused Board input and discussion.
     The role that the Board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these processes, the Board, consistent with good corporate governance, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.
Functioning of the Board
     The Board and Board committees agenda setting process involves all directors. The Chairman of the Board, Chief Executive Officer and Secretary initially develop a proposed agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chief Executive Officer for review and/or decision. For example, the Board reviews the annual corporate budget. Proposed agenda items that fall within the scope of responsibilities of a Board committee are initially developed by the chair of that committee with the Secretary. After initial agendas are developed, the Chairman of the Board, the Vice Chairperson, Chief Executive Officer, Board committee chairs and Secretary discuss coordination of the agendas and make further modifications, as appropriate, and the Secretary then sends the proposed agendas to all directors, who have the opportunity sufficiently in advance of regular Board and committee meetings to review and provide feedback on proposed Board and committee agendas. Board and committee materials related to agenda items are provided to Board members sufficiently, typically up to two weeks, in advance of regular meetings to allow the directors to prepare for discussion of the items at the meetings.
     At the invitation of the Board and its committees, members of senior management attend Board and committee meetings or portions thereof for the purpose of participating in discussions. Generally, discussions of matters to be considered by the Board and its committees are facilitated by the manager responsible for that function or area of the Company’s operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate in their discretion, the Board and its committees may, and do, consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.
     The chairs of the committees of the Board each preside over the portion of the Board meetings at which the principal items to be considered are within the scope of the authority of their respective committees. The chair of each committee determines the frequency, length and agenda of meetings of that committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the committee members sufficiently, typically up to two weeks, in advance of regular meetings to allow the members to prepare for discussion of the items at the meeting.
     Executive sessions or meetings of outside directors without management present are held regularly after Board and committee meetings. The Chairman of the Board generally presides at executive sessions of non-management directors, except that the chairs of the committees of the Board preside at executive sessions of non-management directors held following meetings of their committees or at which the principal items to be considered are within the scope or authority of their committees.

Communications with Directors
     In order to provide the Company’s security holders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted and implemented the following procedures for communications to directors.
•	Security holders of the Company and other interested persons may communicate with the Chairman of the Board, the chairs of the Company’s Nominating/Corporate Governance Committee, Audit Committee or Compensation and Management Development Committee or the non-management directors of the Company as a group by sending an email to investors@hillenbrand.com. The email should specify which of the foregoing is the intended recipient.

•	All communications received in accordance with these procedures will be reviewed initially by the Company’s Investor Relations Department and General Counsel. The Investor Relations Department will relay all such communications to the appropriate director or directors unless the Investor Relations Department and General Counsel determine that the communication:
•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.
•	The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

•	The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

•	The Nominating/Corporate Governance Committee of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

     The Company has not established a formal policy regarding director attendance at its annual meetings of shareholders, but the Company’s directors generally do attend the annual meetings. The Chairman of the Board presides at the annual meeting of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the annual meeting of shareholders. Accordingly, unless one or more members of the Board are unable to attend, all members of the Board are present for the annual meeting. All members of the Board at the time of the Company’s 2006 annual meeting of shareholders attended that meeting.
Other Corporate Governance Matters
     Both the Board of Directors and management of the Company firmly embrace good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage. Director compensation has always been comprised of cash and stock based compensation. A non-Chief Executive Officer director has held the position of Chairman of the Board since April 1989. In early 2001, efforts to modify the composition of the Board began, with an emphasis on independence and the mix of characteristics, experiences and diverse perspectives and skills most appropriate for the Company. The Board has established position specifications, including performance criteria, for itself, the Chairman of the Board, the Vice Chairperson of the Board and the Chief Executive Officer, and, since May 2002, as part of the planned transition of the membership of our Board, the Company has welcomed to the Board seven directors who are proven leaders, six of whom are independent and five of whom have significant experience in the health care industry, including Anne G. Peirce, who will leave the Board at the annual meeting. There have been more non-Hillenbrand family directors than family members on the Board since May 2002, and the Board has had a majority of independent directors since December 4, 2003.
     Since September 2002, the Board of Directors of the Company has taken additional measures to ensure continued high standards for corporate governance. Specifically, the Board has taken the following actions, among others:
•	The Board approved Corporate Governance Standards for the Board of Directors in September 2002 and has revised these Standards on several occasions as warranted by changes in New York Stock Exchange governance standards and other developments. Among other matters, these Standards:
•	confirm that the Board of Directors has established standing committees, each with a charter approved by the Board, to address certain key areas. These committees are the Audit Committee, Finance Committee, Compensation and Management Development Committee and Nominating/Corporate Governance Committee;

•	provide that at least a majority of the directors of the Company shall be independent;

•	provide for an annual determination by the Board of Directors regarding the independence of each director;

•	provide that the Audit Committee, Nominating/Corporate Governance Committee and Compensation and Management Development Committee will consist entirely of independent directors;

•	provide for an annual assessment by the Nominating/Corporate Governance Committee of the Board’s effectiveness as a whole as well as the effectiveness of the individual directors and the Board’s various committees, including a review of the mix of skills, core competencies and qualifications of members of the Board;

•	provide that the non-management directors shall conduct executive sessions without participation by any employees of the Company at each regularly scheduled meeting of the Board;

•	limit the number of public company boards on which a director may sit to four without Board approval;

•	provide that no more than half of the members of the Board may be over seventy years of age; and

•	provide all proposed related party transactions between the Company or any of its subsidiaries and any director or executive officer of the Company must be reviewed and approved by the Nominating/Corporate Governance Committee in advance.
•	The Board determined the independence of each of the Company’s directors based on the standards set forth in the Corporate Governance Standards described above and elected only independent directors as members of the Audit Committee, Nominating/Corporate Governance Committee and Compensation and Management Development Committee. See “Determinations with Respect to Independence of Directors” below.

•	On November 30, 2006, the Nominating/Corporate Governance Committee of the Board completed a formal evaluation of the effectiveness of the individual members of the Board of Directors, including incumbent directors who are being nominated for election at the Company’s 2007 annual meeting of shareholders, the Board as a whole and the Board’s various committees, in light of Board and Board committee goals established for 2007. The evaluation included a review of the mix of skills, core competencies and qualifications of members of the Board. On that date, the Nominating/Corporate Governance Committee also reviewed a summary of its findings with the Board.

•	In September 2002, the Board overhauled its committee structure and adopted revised charters for each of its committees, which have been further amended as warranted by changes in NYSE listing standards, SEC rules and other developments.

•	The Board adopted a revised Code of Ethical Business Conduct covering, among other matters, conflicts of interest, corporate opportunities, confidentiality, protection and proper use of the Company’s assets, fair dealing, compliance with laws, including insider trading laws, accuracy and reliability of the Company’s books and records and reporting of illegal or unethical behavior. This Code applies to all directors, officers and other employees of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Board periodically reviews and makes changes to the

Code based on recommendations made by the Audit Committee of the Board. The Company’s Code of Ethical Business Conduct constitutes a “code of ethics” within the meaning of Item 406 of the Securities and Exchange Commission’s Regulation S-K.

•	All employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are required to participate in ethics training and abide by the Code of Ethical Business Conduct to ensure that the Company’s business is conducted in a consistently legal and ethical manner. All members of the Board of Directors and all officers of the Company and its subsidiaries have read and certified their compliance with the Code without exception.

•	Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethical Business Conduct. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place and has effectively and independently addressed concerns raised by employees and others.

•	Hill-Rom refers to Advanced Medical Technology Association’s (AdvaMed) Code of Ethics for Interactions with Health Care Professionals on a regular basis to seek guidance on policies and ethical issues. AdvaMed is the largest medical technology association in the world, representing more than 1,200 innovators and manufacturers of medical devices, diagnostic products and medical information systems. The Code is a voluntary code of ethics to facilitate members’ ethical interactions with those individuals or entities that purchase, lease, recommend, use, arrange for the purchase or lease of, or prescribe members’ medical technology products in the United States. The Company and Hill-Rom are members. The Code can be accessed at www.advamed.org/publicdocs/coe.html.

•	Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

•	The Board approved a policy mandating that the Company’s outside independent registered public accounting firm not perform any prohibited non-audit services under the Sarbanes-Oxley Act of 2002 and the related SEC rules. In addition, the Audit Committee approved a policy requiring that all services from the outside independent registered public accounting firm must be pre-approved by the Audit Committee or its delegate (i.e., the Audit Committee Chairman).

•	The Board adopted stock ownership guidelines for the Company’s directors and executive officers. In general, these standards require non-employee directors to hold restricted stock units (otherwise known as deferred stock awards) granted to them until six months after they cease to be directors and that executive officers of the Company must achieve and maintain a minimum level of stock ownership as discussed further under “Compensation and Management Development Committee’s Report.” The stock ownership guidelines are included in the Corporate Governance Standards.

•	As part of directors’ education, which includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations, Audit Committee sponsored financial literacy and legal and regulatory compliance training, and participation in Company and industry trade events, the Board requires each director to attend an outside governance or director related seminar at least once every three years.

•	Pursuant to the Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002, the Company monitors and enforces policies, and implements a system of internal controls, designed to detect and prevent money laundering, corruption and bribery. Supporting processes include ethics training and certification regarding, among other things, compliance with the Foreign Corrupt Practices Act, documentation, training and testing, new hire criminal background checks and internal audit procedures.
     Consistent with the Company’s commitment to corporate governance, the Board and management believe that the foregoing measures, and others that have been taken, place the Company in compliance with listing requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission. Copies of the Company’s Corporate Governance Standards, Code of Ethical Business Conduct and Board committee charters are filed or incorporated by reference as exhibits to the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 and are available on the Company’s website at www.hillenbrand.com or in print to any shareholder who requests copies through the Company’s Investor Relations office. Also available on the Company’s website are position specifications adopted by the Board for the positions of Chief Executive Officer, Chairman of the Board of Directors, Vice Chairperson of the Board of Directors, Vice Chairperson of each of the committees of the Board of Directors and other members of the Board of Directors.
Determinations with Respect to Independence of Directors
     As noted above, the Corporate Governance Standards adopted by the Board of Directors require the Board of Directors to make an annual determination regarding the independence of each of the Company’s directors and provide standards for making these determinations which are consistent with the listing standards of the New York Stock Exchange. The Board made these determinations for each member of the Board on November 30, 2006, based on an annual evaluation performed by and recommendations made by the Nominating/Corporate Governance Committee, consistent with past practices.

     As set forth in the Company’s Corporate Governance Standards, a director will be independent only if the Board of Directors determines, based on a consideration of all relevant facts and circumstances, that the director has no material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries). In assessing the materiality of a director’s relationship with the Company and each director’s independence, the Board must consider the issue of materiality not only from the standpoint of the director but also from that of the persons or organizations with which the director has an affiliation. Material relationships can include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. In assessing a director’s independence, the Board must also consider the director’s ownership, or affiliation with the owner, of less than a controlling amount of voting securities of the Company. The Board cannot conclude that a director is independent in the following circumstances:
•	The director is, or has been within the last three years, an employee of the Company or any of its subsidiaries, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company (but employment as an interim executive officer will not disqualify a director from being considered independent following that employment).

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	(A) The director or an immediate family member of the director is a current partner of a firm that is the internal or external auditor of the Company or any of its subsidiaries; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the audit of the Company or any of its subsidiaries within that time.

•	The director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	The director owns, or is affiliated with the owner of, a controlling amount of voting stock of the Company.
     To assist in the Board’s determinations, each director completed materials designed to identify any relationships that could affect the director’s independence, and the General Counsel and Secretary of the Company conducted follow up interviews with certain directors. On the basis of these materials and the standards described above, the Board determined that each of Rolf A. Classon, Charles E. Golden, Ray J. Hillenbrand, Mark D. Ketchum, Eduardo R. Menascé, Anne Griswold Peirce and Joanne C. Smith is independent. With respect to each of Messrs. Ketchum and Menascé and Dr. Peirce, the Board determined that they were independent because no relationship was identified that would automatically bar them from being characterized as independent, no other relationship between any of them and the Company or any of its subsidiaries, whether or not material, was identified and none of them beneficially owns more than 1% of the Company’s outstanding common stock.
     With respect to Rolf A. Classon, the Board considered the fact that Mr. Classon served as Interim President and Chief Executive Officer of the Company from May 11, 2005 to March 20, 2006 and received compensation from the Company for serving in that capacity. In determining that this relationship was not material, the Board considered that Mr. Classon served as Interim President and Chief Executive Officer for a period of only approximately ten months and received compensation that the Board believed was reasonable and appropriate for his service in that capacity. Further, the Board noted that the NYSE listing standards and the Company’s Corporate Governance Standards expressly acknowledge that service as an executive officer in an interim capacity, and compensation received for that service, do not disqualify a director from being considered independent.
     The Board considered that Charles E. Golden is a member of the Board of Directors of Clarian Health Partners, which purchased approximately $3.7 million, $6.6 million and $3.0 million of products and services from the Company in the fiscal years 2004, 2005 and 2006, respectively. In determining that this relationship was not material, the Board considered that Mr. Golden is not an executive officer of Clarian Health Partners and that the amount of products and services purchased from the Company by Clarian Heath Partners in the last three years has been substantially below 2% of the consolidated gross revenues of Clarian Health Partners in those years.
     With respect to Ray J. Hillenbrand, the Board considered the fact that the Board determined that Mr. Hillenbrand’s brother, John A. Hillenbrand II, who is also a Board member, is not independent under the standards described above. The Board determined that Mr. Hillenbrand had exercised in the past and could be expected to exercise in the future business judgment independent from John A. Hillenbrand II. The Board also considered that its determination that John A. Hillenbrand II was not independent was based on a consideration by the Board of all the facts and circumstances and not because a finding of independence was automatically or technically barred under NYSE listing standards.
     With respect to Joanne C. Smith, the Board considered the fact that the Rehabilitation Institute of Chicago, of which Dr. Smith served as Senior Vice President of Strategy and Business Development from April 2002 through November 2005 and as President of its National Division from November 2005 through October 2006 and as President and Chief Executive Officer since October 4, 2006, has purchased approximately $140,000, $206,000 and $50,000 of products and services from the Company in fiscal years 2004, 2005 and 2006, respectively. In evaluating this relationship, the Board considered that the amount of purchases by the Rehabilitation Institute of Chicago in the last three years constituted less than one-quarter of one percent of the gross revenues of the Rehabilitation Institute of Chicago in those years and that Dr. Smith had no authority with respect to the purchasing decisions of the Rehabilitation Institute of Chicago prior to November 2005 and no direct authority for purchasing decisions since November 2005. On the basis of these factors, the Board determined that this relationship was not material.
     The Board concluded that, based on all of the relevant facts and circumstances, none of these relationships constituted a material relationship with the Company that represents a potential conflict of interest or otherwise interferes with the exercise by any of these directors of his or her independent judgment from management and the Company.
     Also on the basis of the standards described above and the materials submitted by the directors, the Board determined that neither W August Hillenbrand nor John A. Hillenbrand II meets the standards for independence. Peter H. Soderberg also does not meet the independence standards because of his current service as President and Chief Executive Officer of the Company. Accordingly, none of these non-independent directors serves on the Audit, Compensation and Management Development or Nominating/Corporate Governance Committees of the Board of Directors.
Meetings and Committees of the Board of Directors
     It is the general policy of the Company that all significant decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly owned company. Currently these committees are the Compensation and Management Development Committee, Finance Committee, Audit Committee and Nominating/Corporate Governance Committee, each of which has a written charter adopted by the Board of Directors. The Nominating/Corporate Governance Committee recommends the members and chairs of these committees to the Board. The Audit Committee, Compensation and Management Development Committee and Nominating/Corporate Governance Committee are made up of only independent directors. The current charter for each of the Board’s standing committees is available on the Company’s website at www.hillenbrand.com and is available in print to any shareholder who requests it through the Company’s Investor Relations office.
     In furtherance of its policy of having significant decisions made by the Board as a whole, the Company has an orientation and continuing education process for Board members that includes extensive materials, meetings with key management, visits to Company facilities and Company and industry events. Moreover, as part of directors’ education, which includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations, Audit Committee sponsored financial literacy and legal and regulatory compliance training, and participation in Company and industry trade events, the Board requires each director to attend an outside governance or director related seminar at least once every three years.
     During the fiscal year ended September 30, 2006, the Board of Directors of the Company held fifteen meetings. During this period, no member of the Board of Directors attended fewer than 75% of the aggregate of the number of meetings of the full Board of Directors and the number of meetings of the committees on which he or she served.
     The Finance Committee assists the Board of Directors in matters related to the capital structure of the Company and is responsible for overseeing the investment of the Company’s assets pending utilization in the Company’s operations. The Finance Committee of the Board of Directors consists of John A. Hillenbrand II (Chairman), Mark D. Ketchum (Vice Chairman), W August Hillenbrand and Anne Griswold Peirce. During the fiscal year ended September 30, 2006, the Finance Committee held four meetings.
     The Audit Committee has general oversight responsibilities with respect to the Company’s financial reporting and financial controls. It annually reviews the Company’s financial reporting process, its system of internal controls regarding accounting, legal and regulatory compliance and ethics that management or the Board has established and the internal and external audit processes of the Company. The Audit Committee consists of Charles E. Golden (Chairman), Eduardo R. Menascé (Vice Chairman) and Ray J. Hillenbrand. Ray J. Hillenbrand replaced Joanne C. Smith on the Audit Committee effective March 20, 2006. During the fiscal year ended September 30, 2006, the Audit Committee held ten meetings. Each member of the Audit Committee is independent under Rule 10A-3 of the Securities and Exchange Commission and NYSE listing standards and meets the financial literacy guidelines established by the Board in the Audit Committee Charter. The Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business. The Board of Directors has determined that each member of the audit committee is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission.
     The Compensation and Management Development Committee assists the Board in ensuring that the officers and key management of the Company are effectively compensated in terms of salaries, supplemental compensation and other benefits that are internally equitable and externally competitive. The Committee is also responsible for reviewing and assessing the talent development and succession management actions concerning the officers and key employees of the Company. The Compensation and Management Development Committee consists of Mark D. Ketchum (Chairman), Anne Griswold Peirce and Joanne C. Smith (Vice Chair). Joanne C. Smith replaced Peter H. Soderberg on the Compensation and Management Development Committee effective March 20, 2006. During the fiscal year ended September 30, 2006, the Compensation and Management Development Committee held nine meetings. Each member of the Compensation and Management Development Committee is independent as defined by the New York Stock Exchange listing standards.
     Effective March 20, 2006, the Nominating/Corporate Governance Committee consists of Joanne C. Smith (Chairperson), Rolf A. Classon (Vice Chairman), Charles E. Golden, Ray J. Hillenbrand and Eduardo R. Menascé. Prior to March 20, 2006, the Nominating/Corporate Governance Committee consisted of Peter H. Soderberg (Chairman), Joanne C. Smith (Vice Chairperson), Charles E. Golden and Eduardo R. Menascé. The Nominating/Corporate Governance Committee held three meetings during the fiscal year ended September 30, 2006. Each member of the Nominating/Corporate Governance Committee is independent as defined by the New York Stock Exchange listing standards.

     The charter for the Nominating/Corporate Governance Committee of the Board of Directors provides that the primary function of this Committee is to assist the Board of Directors in ensuring that the Company is operated in accordance with prudent and practical corporate governance standards, ensuring that the Board achieves its objective of having a majority of its members be independent in accordance with New York Stock Exchange and other regulations and identifying candidates for the Board of Directors. The charter provides that this Committee must consist of at least three members of the Board of Directors, all of whom must be independent. The charter provides that, to fulfill its duties and responsibilities, the Committee must:
•
Review from time to time and, if appropriate, recommend to the Board changes to the corporate governance standards for the Board of Directors of the Company and its committees, including committee charters;

•	Review from time to time, and, if appropriate, make changes to the statement setting forth the responsibilities of directors and the qualifications for new nominees for election to the Board;

•
Review from time to time, and, if appropriate, make changes to the statement setting forth the responsibilities of and the qualifications for the Chairman of the Board and the Vice Chairperson of the Board;

•
Annually assess the Board’s effectiveness as a whole as well as the effectiveness of the individual directors and the Board’s various committees, including a review of the mix of skills, core competencies and qualifications of members of the Board;

•	Assess, at least annually, the compensation package for the members of the Board of Directors and, if appropriate, recommend changes to the Board of Directors;

•	Make recommendations with respect to the composition of Board committees;

•
If deemed necessary, select and retain an executive search firm to identify qualified candidates to serve as members of the Board, considering effectiveness, responsiveness and other relevant factors, and approve the fees and other compensation to be paid to the executive search firm;

•	Review the performance of the executive search firm and approve any proposed discharge of the executive search firm when circumstances warrant;

•	Select and recommend to the Board director nominees for election at each annual meeting of shareholders, as well as director nominees to fill vacancies arising between annual meetings of shareholders;

•	When deemed necessary or appropriate, make recommendations to the Board regarding the appointment or replacement of the Chairman of the Board and the Vice Chairperson of the Board;

•
Recommend to the Board annually, based on a consideration of all relevant facts and circumstances, whether each director is independent (as that term is defined in the Corporate Governance Standards for the Board of Directors).

•	Assess the adequacy of and make recommendations to the Board regarding directors’ and officers’ insurance coverage;

•	Review and make recommendations to the Board regarding any shareholder proposals;

•	Pre-approve any related party transactions between the Company or any of its subsidiaries and any director or executive officer;

•	Determine requirements for, and means of, director orientation and training; and

•	Review the charter for the Committee and assess the performance of the members of the Committee at least annually and recommend updates and changes to the Board as conditions warrant.
     The Board of Directors has adopted position specifications applicable to members of the Board of Directors, and nominees for the Board of Directors recommended by the Nominating/Corporate Governance Committee must meet the qualifications set forth in these position specifications. The specifications provide that a candidate for director should not ever (i) have been the subject of a Securities and Exchange Commission enforcement action in which he or she consented to the entry of injunctive relief, a cease and desist order, or a suspension or other limitation on the ability to serve as a corporate officer or supervisor, (ii) had any license suspended or revoked due to misconduct of any type or (iii) violated any fiduciary duty to the Company or its Code of Ethical Business Conduct, and should exhibit the following characteristics:
•	Have a reputation for industry, integrity, honesty, candor, fairness and discretion;

•	Be an acknowledged expert in his or her chosen field of endeavor, which area of expertise should have some relevance to the Company’s businesses or operations;

•	Be knowledgeable, or willing and able to become so quickly, in the critical aspects of the Company’s businesses and operations; and

•	Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a substantial publicly held corporation.
In addition, as specified in the charter for the Nominating/Corporate Governance Committee, nominees for the Board of Directors recommended by the Nominating/Corporate Governance Committee should contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, product and technology development, healthcare, death care or other low growth industry, manufacturing, services businesses, sales and market development, international operations, international governance, mergers and acquisitions related business development, strategic oversight, government relations, investor relations, executive leadership development, public company governance, and executive compensation design and processes.
     The Nominating/Corporate Governance Committee reviews incumbent directors against the position specifications applicable to members of the Board of Directors and independence standards set forth in the New York Stock Exchange Listing Standards. Additionally, since 2003, the Board as a whole, the Board committees and individual incumbent directors are formally evaluated annually by the Nominating/Corporate Governance Committee, whose findings are reviewed with the Board. The Nominating/Corporate Governance Committee retains a nationally recognized consulting firm to assist it with the evaluation process and retains a nationally recognized executive search firm to assist it with the identification and evaluation of new directors.
     The Nominating/Corporate Governance Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates. Any such recommendations should be communicated to the Chairman of the Nominating/Corporate Governance Committee in the manner described above in

“Communications with Directors” and should be accompanied by substantially the same types of information as are required under the Company’s Code of By-laws for shareholder nominees.
     The Company’s Code of By-Laws provides that nominations of persons for election to the Board of Directors of the Company may be made at any meeting of shareholders by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of members of the Board of Directors at the meeting. For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any nominee must satisfy the qualifications established by the Board of Directors of the Company from time to time as contained in the proxy statement of the Company for the immediately preceding annual meeting or posted on the Website of the Company at www.hillenbrand.com. To be timely, a shareholder’s nomination must be delivered to or mailed and received by the Secretary not later than (i) in the case of the annual meeting, 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date. The notice given by a shareholder must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (v) the consent in writing of each nominee to serve as a director of the Company if so elected, and (vi) a description of the qualifications of such nominee to serve as a director of the Company.
Compensation of Directors
     Of the Company’s current Board members, only Mr. Soderberg is a salaried employee of the Company. Mr. Soderberg received compensation for Board service prior to his appointment as President and Chief Executive Officer of the Company effective March 20, 2006. All other directors receive separate compensation for Board service. Mr. Classon received separate employee compensation for service for the period of his appointment as Interim President and Chief Executive Officer between May 11, 2005 and March 20, 2006.
     The details of the compensation program for non employee directors, which was in effect for the 2006 fiscal year, are as follows:
•
Directors receive an annual retainer of $25,000 for their service as directors, together with a $3,500 fee for each Board meeting attended. The Chairman of the Board of Directors’ annual retainer is $150,000.

•	For any Board meeting lasting longer than one day, each director who attends receives $1,000 for each additional day.

•	Directors who attend a Board meeting or standing committee meeting by telephone receive fifty percent (50%) of the usual meeting fee.

•	Each director who is a member of the Nominating/Corporate Governance, Finance, Audit or Compensation and Management Development Committee receives a fee of $1,500 for each committee meeting attended.

•
The Chairs of the Audit, Compensation and Management Development, Nominating/Corporate Governance and Finance Committees receive an additional $10,000, $8,000, $7,000 and $5,000 annual retainer, respectively.

•	Directors who attend meetings of committees of which they are not members receive no fees for their attendance.

•
Notwithstanding the foregoing, for any meeting of an ad hoc committee or team of the Board that requires attendance in person or by telephone, the directors who attend each receive a meeting fee of $1,500, except when such meetings occur before, during or after a meeting of the Board or a standing committee of the Board that also is attended by such directors.

•	Board and committee retainers are paid in quarterly installments and the meeting fees are paid following the meeting.

•	Each director is reimbursed for expenses incurred as a result of attendance at Board or committee meetings. The Company also makes its aircraft available to directors for attendance at Board meetings.

•
Each director is awarded on the first trading day following the close of each annual meeting of the Company’s shareholders 1,800 restricted stock units (otherwise known as deferred stock awards) under the Company’s Stock Incentive Plan. Delivery of shares underlying such restricted stock units occurs on the later to occur of one year and one day from the date of the grant or the six month anniversary of the date that the applicable director ceases to be a member of the Board of Directors of the Company. In the case of the Chairman of the Board of Directors, his or her annual grant of restricted stock units is 3,500.

•
Non-employee directors are also eligible to participate in the Company’s group term life insurance program in which the Company pays premiums. Death benefits, which are age related, range from $60,000 to $150,000.

     The following table sets forth the compensation paid to our non-employee directors during fiscal 2006. The compensation paid to Messrs. Soderberg and Classon for their service President and Chief Executive Officer and Interim President and Chief Executive Officer, respectively, is reported in the Summary Compensation Table under the caption “Executive Compensation” below.

Director Compensation for the Fiscal Year Ending September 30, 2006

(a)	(b)	(c)	(f)	(g)	(h)
			Above Market
			Nonqualified Deferred
	Fees Earned or		Compensation	All Other
	Paid in Cash	Stock Awards	Earnings	Compensation	Total
Name	($)	($) (1)	($)	($) (2)	($)
Rolf A. Classon - Chairman	$137,250	$177,981	N/A	$4,437	$319,668
Charles E. Golden	$87,500	$92,610	N/A	None	$180,110
John A. Hillenbrand II	$70,000	$92,610	N/A	$247	$162,857
Ray J. Hillenbrand	$112,250	$99,916	N/A	None	$212,166
W August Hillenbrand	$71,000	$92,610	$69,626	$839,964	$1,073,200
Mark D. Ketchum	$79,750	$92,610	N/A	$516	$172,876
Eduardo R. Menascé	$79,000	$92,610	N/A	$792	$172,402
Anne G. Peirce	$83,250	$92,610	$525	$516	$176,901
Joanne C. Smith	$79,500	$92,610	N/A	$180	$172,290
Peter H. Soderberg	$33,500	N/A	N/A	$396	$33,896

(1)
These amounts represent awards of restricted stock units (otherwise known as deferred stock awards), which will be issued in shares of common stock of the Company. Delivery of shares underlying such restricted stock units occurs on the later to occur of one year and one day from the date of the grant or the six month anniversary of the date that the applicable director ceases to be a member of the Board of Directors of the Company.

(2)
Consists of the value of Company provided term life insurance. In the case of Rolf A. Classon, limited one time use of Company aircraft is included. Moreover, amounts disclosed for W August Hillenbrand also include Company provided supplemental pension; life insurance including gross up for tax purposes; personal benefits including an assistant and office; security; and limited use of Company aircraft. For more information about the compensation paid to W August Hillenbrand, see “— Certain Relationships and Related Transactions” below.

Certain Relationships and Related Transactions
     The Corporate Governance Standards for the Board require that all new proposed related party transactions involving executive officers or directors must be reviewed and approved by the Nominating/Corporate Governance Committee in advance.
     As previously disclosed, during 2000, W August Hillenbrand and the Company entered into an agreement relating to Mr. Hillenbrand’s retirement as Chief Executive Officer of the Company on December 2, 2000. Under that agreement, Mr. Hillenbrand agreed to render consulting services to, and refrain from competing with, the Company through September 18, 2005. During the fiscal year ended September 30, 2006, Mr. Hillenbrand received $69,626 of above market interest on deferred compensation; $12,056,299 for payment of deferred cash compensation and $36,745 for payment of deferred stock. Mr. Hillenbrand is also entitled to receive a package of benefits from the Company, including payment of life and health insurance premiums which are grossed up for tax purposes, reimbursement of medical expenses not covered by insurance, an office, a secretary, reimbursement of miscellaneous expenses, supplemental pension fund benefit payments and limited use of the Company’s corporate aircraft for personal purposes on the same basis as the Company’s Chief Executive Officer. During the fiscal year ended September 30, 2006, these benefits aggregated approximately $816,745. Additionally, during fiscal year 2006 the Company paid $21,695 for legal and security measures to address certain security threats to Mr. Hillenbrand and the Company.
     The Rehabilitation Institute of Chicago, of which Joanne C. Smith, a director of the Company, was Senior Vice President of Strategy and Business Development through November 2005 and President of its National Division from November 2005 to October 2006 and is now President and Chief Executive Officer, is a customer of the Company. During the fiscal year ended September 30, 2006, the Company sold approximately $50,000 of products and services to the Rehabilitation Institute of Chicago. The Rehabilitation Institute of Chicago is a voluntary member, among thousands of members, of one of the group purchasing organizations with which the Company has a contract. Accordingly, the Company expects to continue to sell products to this customer, although the amounts of future sales are not fixed and are not currently determinable. Sales to this customer are on terms consistent with those of sales to the Company’s other customers. During fiscal year 2006 Dr. Smith had no direct authority with respect to the purchasing decisions of the Rehabilitation Institute of Chicago.
     In 2003 the Company’s Batesville Casket subsidiary entered into a contract with Nambé Mills, Inc. pursuant to which Batesville Casket purchases urn products from Nambé Mills. Purchases during the fiscal year ended September 30, 2006 were approximately $305,000, and purchases during fiscal 2007 are projected to total approximately $225,000. John A. Hillenbrand II, a director of the Company, serves as Chairman Emeritus of Nambé Mills. Mr. Hillenbrand’s children own substantially all of the equity of Nambé Mills. The Company believes that these purchases will be on terms similar to those the Company could obtain from an unrelated third party for these products.

EXECUTIVE COMPENSATION
     The following tabulation and notes set forth the compensation paid or accrued by the Company during the fiscal years ended September 30, 2006, 2005 and 2004 to each person who served as Chief Executive Officer during fiscal 2006 and each of the other four most highly compensated executive officers (the “named executive officers”).
Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards
					Restricted	Securities	Grant Date
				Other Annual	Stock	Underlying	Value of	All Other	Total
		Salary	Bonus	Compensation	Awards	Options	Options	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	(#)(3)	($)(3)	($)(4)	($)

Peter H. Soderberg(6)	2006	$425,205	$678,960	$115,285	$2,300,029	58,815	$801,970	$188,543	$4,509,992
President and Chief Executive	2005	N/A	N/A	N/A	$97,821	0	$0	$79,750	$177,571
Officer; Member Board of	2004	N/A	N/A	N/A	$95,095	0	$0	$59,500	$154,595
Directors

Rolf A. Classon(7)	2006	$398,219	$765,000	$182,639	$177,981	0	$0	$146,050	$1,669,889
Chairman, Board of Directors	2005	$330,685	$0	$123,603	$1,103,221	0	$0	$306,627	$1,864,136
and Former Interim President	2004	N/A	N/A	N/A	$95,095	0	$0	$76,516	$171,611
and Chief Executive Officer

Gregory N. Miller(8)	2006	$344,041	$178,463	(5)	$250,503	18,200	$217,937	$36,041	$1,026,985
Senior Vice President and Chief	2005	$258,586	$0	(5)	$83,370	8,000	$105,513	$28,939	$476,408
Financial Officer	2004	$241,696	$21,688	(5)	$58,240	5,000	$77,832	$19,631	$419,087

Kenneth A. Camp(9)	2006	$400,869	$322,671	(5)	$1,212,657	20,000	$239,491	$98,733	$2,274,421
Senior Vice President of the	2005	$391,914	$0	(5)	$220,097	24,000	$316,538	$97,575	$1,026,124
Company and President and	2004	$384,375	$0	(5)	$252,936	20,000	$311,326	$86,681	$1,035,318
Chief Executive Officer, Batesville Casket Company, Inc.

Patrick D. de Maynadier(10)	2006	$327,997	$162,396	(5)	$205,954	14,820	$177,464	$38,080	$911,891
Vice President, General Counsel	2005	$318,300	$0	(5)	$181,747	18,000	$237,404	$38,803	$776,254
and Secretary	2004	$312,325	$0	(5)	$218,866	18,000	$280,193	$31,788	$843,172

Kimberly K. Dennis(11)	2006	$248,226	$136,325	(5)	$205,954	14,820	$177,464	$15,822	$783,791
Vice President of the Company	2005	$198,395	$0	(5)	$170,631	16,000	$211,026	$11,937	$591,989
and Senior Vice President, Post	2004	$186,858	$0	(5)	$131,506	15,000	$233,495	$10,156	$562,015
Acute Care (North America) and Information Technology of Hill- Rom Company, Inc.

(1)	Consists of the cost of aircraft usage, payment for unused vacation, tax gross-up payments, reimbursement for relocation expenses and professional services for tax preparation and financial planning services, and other personal benefits provided by the Company.

Included in 2006 for Peter H. Soderberg is $109,707 for Mr. Soderberg’s personal use of the Company’s jet aircraft. The Company’s employment agreement with Mr. Soderberg allows him to use the Company’s aircraft for travel between Batesville, Indiana and his primary and secondary residences up to a maximum of 100 occupied hours of flight time per calendar year.

Included in 2006 for Rolf A. Classon is $135,153 for Mr. Classon’s use of the Company’s jet aircraft. The Company’s arrangements with Mr. Classon relating to his service as Interim President and Chief Executive Officer permitted use of the Company’s aircraft by Mr. Classon and, on limited occasions approved in advance by the Chairman of the Board, his family for travel between the Company’s Batesville, Indiana headquarters and their permanent residence and by Mr. Classon for travel relating to Mr. Classon’s business activities not related to the Company, such as travel to meetings of other boards of directors on which Mr. Classon serves. Included in the above amount is $3,645 for one time personal use of the Company’s aircraft approved in advance by the Vice Chairperson of the Board subsequent to the termination of Mr. Classon’s service as Interim President and Chief Executive Officer. The Company has made $18,063 gross-up payments in fiscal 2006 to Mr. Classon for income taxes payable by him as a result of the use of the Company’s aircraft for these purposes.

The Company reports amounts related to Mr. Classon’s and Mr. Soderberg’s aircraft use as taxable income to the Internal Revenue Service. The value of the use of Company aircraft disclosed in the Summary Compensation Table is based upon the incremental cost of $1,402 per flight hour to the Company and not the values reported to the IRS.

(2)	These amounts represent awards of shares of deferred stock and restricted stock units (otherwise known as deferred stock awards), pursuant to which an equal number of shares of common stock of the Company will be issued upon satisfaction of certain vesting conditions and deferral elections. As of September 30, 2006 the number of shares and value of deferred stock and shares underlying restricted stock units held are as follows:

	Restricted Stock Units and
	Deferred Stock
Name	Shares (#)	Value ($)
Peter H. Soderberg	37,848	$2,156,579
Rolf A. Classon	27,323	$1,556,865
Gregory N. Miller	7,644	$435,555
Kenneth A. Camp	30,328	$1,728,089
Patrick D. de Maynadier	10,407	$592,991
Kimberly K. Dennis	8,923	$508,433

Peter H. Soderberg was awarded 23,740 deferred stock shares on March 20, 2006, which vested 33.3% on September 21, 2006, and which will vest 33.3% on March 21, 2007 and 2008 respectively. Mr. Soderberg was also awarded 18,262 deferred stock shares on March 20, 2006 which will vest 20%; 25%; 25%; and 30% on March 21, 2008; 2009; 2010; and 2011 respectively. Mr. Soderberg was also awarded 1,800 and 1,400 deferred stock shares on February 11, 2005 and February 13, 2004 respectively, which are fully vested.

Rolf A. Classon was awarded 20,000 deferred stock shares on June 20, 2005, which vested 100% on February 6, 2006. Mr. Classon was also awarded 1,559; 1,800; 1,800 and 1,400 deferred stock shares on March 20, 2006; February 13, 2006; February 11, 2005 and February 13, 2004 respectively, which are fully vested.

Gregory N. Miller was awarded 4,810 deferred stock shares on November 30, 2005, which will vest 20%; 25%; 25%; and 30% on December 1, 2007; 2008; 2009; and 2010 respectively. Mr. Miller was also awarded 307 deferred stock shares on November 30, 2005, which vested 100% on December 1, 2006. Mr. Miller was also awarded 1,500 deferred stock shares on December 15, 2004, which vested 20% on December 16, 2006, and which will vest 25%; 25%; and 30% on December 16, 2007; 2008; and 2009 respectively. Mr. Miller was also awarded 1,000 deferred stock shares on December 3, 2003, which vested 20% and 25% on December 4, 2005 and 2006 respectively; and which will vest 25% and 30% on December 4, 2007 and 2008 respectively. Mr.

Miller was also awarded 1,500 deferred stock shares on August 25, 2003, which vested 50% on August 26, 2004 and 2005, respectively.

Kenneth A. Camp was awarded 18,671 deferred stock shares on March 16, 2006, which will vest 15%; 15%; 15%; and 55% on March 17, 2007; 2008; 2009; and 2010 respectively. Mr. Camp was also awarded 3,700 deferred stock shares on November 30, 2005, which will vest 20%; 25%; 25%; and 30% on December 1, 2007; 2008; 2009; and 2010 respectively. Mr. Camp was also awarded 409 deferred stock shares on November 30, 2005, which vested 100% on December 1, 2006. Mr. Camp was also awarded 3,600 deferred stock shares on December 15, 2004, which vested 20% on December 16, 2006, and which will vest 25%; 25%; and 30% on December 16, 2007; 2008; and 2009 respectively. Mr. Camp was also awarded 360 deferred stock shares on December 15, 2004, which vested 100% on December 16, 2005. Mr. Camp was also awarded 4,000 deferred stock shares on December 3, 2003, which vested 20% and 25% on December 4, 2005 and 2006 respectively; and will vest 25% and 30% on December 4, 2007 and 2008 respectively. Mr. Camp was also awarded 343 deferred stock shares on December 3, 2003 which vested 100% on December 4, 2004. Mr. Camp was also awarded 5,000 deferred stock shares on August 25, 2003, which vested 50% on August 26, 2004 and 2005, respectively. Mr. Camp was also awarded 1,500 deferred stock shares on January 17, 2001, which vested 100% on January 17, 2004.

Patrick D. de Maynadier was awarded 3,900 deferred stock shares on November 30, 2005, which will vest 20%; 25%; 25%; and 30% on December 1, 2007; 2008; 2009; and 2010 respectively. Mr. de Maynadier was also awarded 307 deferred stock shares on November 30, 2005, which vested 100% on December 1, 2006. Mr. de Maynadier was also awarded 3,000 deferred stock shares on December 15, 2004, which vested 20% on December 16, 2006, and which will vest 25%; 25%; and 30% on December 16, 2007; 2008; and 2009 respectively. Mr. de Maynadier was also awarded 270 deferred stock shares on December 15, 2004, which vested 100% on December 16, 2005. Mr. de Maynadier was also awarded 3,500 deferred stock shares on December 3, 2003, which vested 20% and 25% on December 4, 2005 and 2006 respectively; and will vest 25% and 30% on December 4, 2007 and 2008 respectively. Mr. de Maynadier was also awarded 258 deferred stock shares on December 3, 2003 which vested 100% on December 4, 2004. Mr. de Maynadier was also awarded 2,000 deferred stock shares on August 25, 2003, which vested 50% on August 26, 2004 and 2005, respectively.

Kimberly K. Dennis was awarded 3,900 deferred stock shares on November 30, 2005, which will vest 20%; 25%; 25%; and 30% on December 1, 2007; 2008; 2009; and 2010 respectively. Ms. Dennis was also awarded 307 deferred stock shares on November 30, 2005, which vested 100% on December 1, 2006. Ms. Dennis was also awarded 2,800 deferred stock shares on December 15, 2004, which vested 20% on December 16, 2006, and which will vest 25%; 25%; and 30% on December 16, 2007; 2008; and 2009 respectively. Ms. Dennis was also awarded 270 deferred stock shares on December 15, 2004, which vested 100% on December 16, 2005. Ms. Dennis was also awarded 2,000 deferred stock shares on December 3, 2003, which vested 20% and 25% on December 4, 2005 and 2006 respectively; and will vest 25% and 30% on December 4, 2007 and 2008 respectively. Ms. Dennis was also awarded 258 deferred stock shares on December 3, 2003 which vested 100% on December 4, 2004. Ms. Dennis was also awarded 1,500 deferred stock shares on August 25, 2003, which vested 50% on August 26, 2004 and 2005, respectively.

Dividends paid on the Company common stock will be deemed to have been paid with regard to the restricted stock units awarded and deemed to be reinvested in Company common stock at the market value on the date of such dividend, and will be paid in additional shares on the vesting date of the underlying award.

(3)	Options were granted pursuant to the Company’s Stock Incentive Plan for the fiscal years ended September 30, 2006, 2005 and 2004, respectively. The weighted average fair value of options granted to the named executive officers during the fiscal year ended September 30, 2006 was $12.65 under the Binomial model using the following assumptions: (i) risk-free interest rate of 4.522 percent; (ii) expected dividend yield of 2.027 percent; (iii) expected volatility factor of 0.2269; and (iv) expected term of 7.93 years. The weighted average fair value of options granted during the fiscal year ended September 30, 2005 was $13.19 under the Binomial model using the following assumptions: (i) risk-free interest rates of 2.64-4.09 percent; (ii) expected dividend yields of 1.70-2.08 percent; (iii) expected volatility factors of 0.2023-0.2592; and (iv) expected term of 6.82 years. The weighted average fair value of options granted during the fiscal year ended September 30, 2004 was $15.55 under the Black-Scholes model using the following assumptions: (i) risk-free interest rates of 3.73 percent; (ii) expected dividend yields of 1.76 percent; (iii) expected volatility factor of 0.2634; and (iv) expected term of 6.0 years. The actual value realized by an officer from exercise of the options will depend on the market value of the Company’s common stock on the dates the options are exercised.

(4)	All Other Compensation earned or allocated in the fiscal year ended September 30, 2006 is as follows:

					Board of
					Directors
		Supplemental			Fees
	401(k)	401(k)	Supplemental	Executive Life	Earned or
Name	Contributions	Contributions	Retirement	Insurance	Paid	Total
Peter H. Soderberg	$7,569	$72,474	$75,000	$0	$33,500	$188,543

Rolf A. Classon	$8,800	$0		$0	$137,250	$146,050

Gregory N. Miller	$15,171	$20,870		$0		$36,041

Kenneth A. Camp	$9,316	$35,551		$53,866		$98,733

Patrick D. de Maynadier	$6,600	$22,981		$8,499		$38,080

Kimberly K. Dennis	$7,447	$4,641		$3,734		$15,822

The value of life insurance is the annual premium paid for variable universal life insurance during fiscal year 2006.

(5)	Amounts do not exceed disclosure thresholds established under SEC rules.

(6)	Mr. Soderberg was elected President and Chief Executive Officer of the Company effective March 20, 2006. Prior to that time, he was a director of the Company but was not an employee of the Company.

(7)	Mr. Classon currently serves as Chairman of the Board of Directors of the Company and was elected to that position effective March 20, 2006. Prior to that time, he was Interim President and Chief Executive Officer of the Company from May 11, 2005 until March 20, 2006 and was Vice Chairman of the Board from December 4, 2003 until his election as Interim President and Chief Executive Officer.

(8)	Mr. Miller was elected Senior Vice President and Chief Financial Officer of the Company effective July 14, 2005. Prior to that time, he was Vice President, Controller and Chief Accounting Officer of the Company.

(9)	Mr. Camp was elected Senior Vice President of the Company on October 1, 2006, having been a Vice President of the Company since October 8, 2001, and was elected President and Chief

Executive Officer of Batesville Casket Company on May 1, 2001. He has been employed by the Company since 1981.

(10)	Mr. de Maynadier was elected Vice President, General Counsel and Secretary of the Company on January 28, 2002.

(11)	Ms. Dennis has served in various Company Vice President roles related to shared services and information technology since August 5, 2003 and has been Senior Vice President, North America Post Acute Care and Information Technology of Hill-Rom since October 1, 2006.
Option Grants in Last Fiscal Year
(for fiscal year ended September 30, 2006)
     The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended September 30, 2006.

	Individual Grants
	Number of Securities	Percent of Total Options
	Underlying Options	Granted to	Exercise or		Grant Date Present
Name	Granted (#)(1)	Employees in Fiscal Year	Base Price ($/Share)	Expiration Date	Value ($)(2)
Peter H. Soderberg	58,815	13.23%	$54.76	3/20/2016	$801,970

Rolf A. Classon	None

Gregory N. Miller	18,200	4.09%	$48.955	11/30/2015	$217,937

Kenneth A. Camp	20,000	4.50%	$48.955	11/30/2015	$239,491

Patrick D. de Maynadier	14,820	3.33%	$48.955	11/30/2015	$177,464

Kimberly K. Dennis	14,820	3.33%	$48.955	11/30/2015	$177,464

(1)	All options were granted pursuant to the Company’s Stock Incentive Plan. The options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options were granted for terms of ten years, and vest one-third on each of the first three anniversaries of the date of grant.

(2)	The weighted average fair value of options granted on November 30, 2005 was $11.97 under the Binomial model using the following assumptions: (i) risk-free interest rates of 4.432 percent; (ii) expected dividend yields of 2.027 percent; (iii) expected volatility factors of 0.2277; and (iv) expected term of 7.78 years. The weighted average fair value of options granted on March 20, 2006 was $13.64 under the Binomial model using the following assumptions: (i) risk-free interest rates of 4.653 percent; (ii) expected dividend yields of 2.027 percent; (iii) expected volatility factors of 0.2257; and (iv) expected term of 8.16 years. The actual value realized by an officer from exercise of the options will depend on the market value of the Company’s common stock on the dates the options are exercised.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
(for fiscal year ended September 30, 2006)
     The following table sets forth certain information concerning option exercises during the fiscal year ended September 30, 2006 by the named executive officers and unexercised options held by such officers as of September 30, 2006:

			Number of Securities Underlying		Value of Unexercised In-the-
			Unexercised Options at		Money Options at
	Shares Acquired		Fiscal Year-End		Fiscal Year-End
Name	On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter H. Soderberg	0	$0	8,000	58,815	$33,880	$130,569

Rolf A. Classon	0	$0	8,000	0	$33,880	$0

Gregory N. Miller	0	$0	25,000	18,200	$89,345	$146,055

Kenneth A. Camp	0	$0	138,500	20,000	$902,931	$160,500

Patrick D. de Maynadier	0	$0	61,000	14,820	$72, 650	$118,931

Kimberly K. Dennis	0	$0	44,166	14,820	$134,316	$118,931
Life Insurance
     During the fiscal year ended September 30, 2006, the Company, paid premiums on executive owned variable universal life insurance policies, covering Kenneth A. Camp, Patrick D. de Maynadier, and Kimberly K. Dennis, in which premiums are to be paid by the Company for the participant until age 65. The policies provide for pre-retirement employee death benefits that range from $600,000 to $1,500,000. At retirement, death benefit coverage will be reduced, and will range from $400,000 to $750,000. Effective June 1, 2006, the Company made its last premium payments for the variable universal life policies for the above participants. The participants may at their own expense continue to keep these policies in force. All named executive officers will participate in the Company’s group term life insurance program which provides death benefit coverage of up to two times base salary or $500,000, whichever is lesser. In addition, beginning January 1, 2007 the named executive officers may participate in the optional supplemental group term life insurance program in which participants may purchase up to the lesser of five times their base annual salary or $600,000 of additional term life insurance at their own expense.
Agreements with Named Executive Officers
     The Company has entered into Change in Control Agreements (the “Change in Control Agreements”) with certain current officers, including Peter H. Soderberg, Gregory N. Miller, Kenneth A. Camp and Patrick D. de Maynadier. The Change in Control Agreements are intended to encourage continued employment by the Company of its key management personnel and to allow such personnel to be in a position to provide assessment and advice to the Board of Directors regarding any proposed Change in Control without concern that such personnel might be unduly distracted by the uncertainties and risks created by a proposed Change in Control.
     The Change in Control Agreements provide for payment of specified benefits upon the Company’s termination of the executive’s employment (other than on account of death, disability, retirement or “cause”) in anticipation of or within two years (three years in the case of the Chief Executive Officer) after a Change in Control, or upon the executive’s termination of employment for “good reason” within two years (three years in the case of the Chief Executive Officer) after a

Change in Control. The Chief Executive Officer’s Change in Control Agreement also provides for the payment of the specified benefits in the event the Chief Executive Officer terminates employment for any reason during the 30-day period following the first anniversary of the Change in Control. The benefits to be provided by the Company upon a Change in Control under any of the above circumstances are: (i) a lump sum payment in cash equal to two times (three times in the case of the Chief Executive Officer) the executive’s annual base salary; (ii) continued health and medical insurance for the executive and his dependents and continued life insurance coverage for the executive for 24 months (36 months in the case of the Chief Executive Officer), with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until the executive reaches retirement age; (iii) a cash payment in lieu of certain perquisites, such as accrued and unpaid vacation; and (iv) an increase to the defined benefit and defined contribution pension benefit otherwise payable to the executive calculated by giving him equivalent credit for two additional years of age and service (or, in the case of the Chief Executive Officer, three additional years of age and service credit). In addition, upon a Change in Control, whether or not the executive’s employment is terminated, all outstanding stock options, restricted stock and restricted stock units will become fully vested and the executive will be deemed to have earned all outstanding short-term incentive compensation and performance share compensation awards to the extent such awards would have been earned if all performance targets for the relevant period were achieved 100%. The Chief Executive Officer’s Change in Control Agreement provides that if the Chief Executive Officer receives payments that would be subject to the excise tax on excess parachute payments imposed by Section 4999 of the Internal Revenue Code, the Chief Executive Officer will be entitled to receive an additional “gross-up” payment in an amount necessary to put the Chief Executive Officer in the same after-tax position as if such excise tax had not been imposed. The Change in Control Agreements for the other above named executive officers provide for a similar “gross-up” payment, except that if the value of all “parachute payments” to an executive does not exceed 120% of the maximum “parachute payment” that could be paid to him without giving rise to the excise tax, the payments otherwise called for by the Change in Control Agreement will be reduced to the maximum amount which would not give rise to the excise tax. Assuming a Change in Control had occurred on September 30, 2006, the above named executive officers would have received cash severance lump sum payments upon a termination of employment covered by the Change in Control Agreements in approximately the following amounts: Peter H. Soderberg — $3,151,000, Gregory N. Miller — $888,000, Kenneth A. Camp — $1,141,000 and Patrick D. de Maynadier — $840,000. The preceding amounts do not take into account the “gross-up” payments, enhanced pension benefits, insurance benefits, and the vesting of stock options, restricted stock and restricted stock units.
     Under the Change in Control Agreements, a “Change in Control” is defined generally as (i) the acquisition of beneficial ownership of 35% or more of the voting power of all Company voting securities by a person or group at a time when such ownership is greater than that of the members of the Hillenbrand Family; (ii) the consummation of certain mergers or consolidations; (iii) the failure of a majority of the members of the Company’s Board of Directors to consist of Current Directors (defined as any director on the date of the Change in Control Agreements and any director whose election was approved by a majority of the then-Current Directors); (iv) the consummation of a sale of substantially all of the assets of the Company; or (v) the date of approval by the shareholders of the Company of a plan of complete liquidation of the Company.

     On February 7, 2006, the Company and Peter H. Soderberg entered into an Employment Agreement relating to Mr. Soderberg’s employment as President and Chief Executive Officer of the Company. The agreement provides that the term of Mr. Soderberg’s employment began effective March 20, 2006. The agreement provides that Mr. Soderberg is entitled to receive a base salary of $800,000 per year and has the opportunity to earn an incentive compensation bonus. For 2006, the agreement provided that Mr. Soderberg would have an incentive compensation opportunity under the Company’s Short-Term Incentive Compensation Plan of 90% of base salary on a full year of performance for fiscal 2006, with payout ranging from 0% to 200% of the incentive compensation opportunity based on financial and non-financial criteria established by the Compensation and Management Development Committee of the Board of Directors. These objectives are summarized in the Compensation and Management Development Committee Report below. Pursuant to the agreement, Mr. Soderberg received a signing award of 23,740 restricted stock units (otherwise known as deferred stock awards) on March 20, 2006 under the Company’s Stock Incentive Plan, which vest in equal one-third increments six months, twelve months and twenty-four months after the commencement of Mr. Soderberg’s employment. Mr. Soderberg also received an additional award of 18,262 restricted stock units on March 20, 2006 which will vest in twenty percent, twenty-five percent, twenty-five percent and thirty percent increments on the day after the dates of each of the second, third, fourth and fifth anniversaries of Mr. Soderberg’s employment. In addition, Mr. Soderberg received 58,815 stock options to purchase common stock of Hillenbrand Industries. The options have an exercise price of $54.76 and will vest in one-third increments for exercise purposes on March 20, 2007; 2008; and 2009 respectively. The options will expire on March 20, 2016. The agreement provides that Mr. Soderberg is eligible to participate in Hillenbrand’s 401(k) Savings Plan and Supplemental Executive Retirement Plan consistent with plans, programs and policies available to other executive officers of the Company. He will also participate in a nonqualified deferred compensation plan established for the benefit of Mr. Soderberg, pursuant to which Mr. Soderberg was credited with $75,000 within 30 days after March 20, 2006 and will be credited with $75,000 on each anniversary thereafter during Mr. Soderberg’s employment. Amounts credited to Mr. Soderberg’s account under this plan bear interest at a prime rate in effect from time to time or at other rates determined by the Compensation and Management Development Committee. Mr. Soderberg will be fully vested in all amounts credited to his account under this plan and will be entitled to receive the balance of the account in a lump sum cash payment on or as soon as possible after the date that is six months after the date of the termination of Mr. Soderberg’s employment with Hillenbrand. Mr. Soderberg may also use the Company’s aircraft for travel to and from Mr. Soderberg’s primary and secondary residences up to a maximum of 100 occupied hours of flight time per calendar year. In fiscal 2006, the incremental cost to the Company was approximately $1,402 per hour. Mr. Soderberg will also be provided such additional compensation, benefits and perquisites, including participation in the Company’s health and welfare plans, as are available to other executive officers of the Company and as the Board of Directors may deem appropriate.
     Mr. Soderberg ceased to receive compensation for service on the Board of Directors after his Start Date and did not receive the 2006 annual retainer payment and annual restricted stock unit award for nonemployee Directors but did receive and retain fees for 2006 Board and committee meetings up to and including March 20, 2006.
     The employment agreement is terminable by either the Company or Mr. Soderberg on sixty days’ notice, or pay in lieu of notice if terminated by the Company, and is terminable at any time by the Company for “cause” (as defined in the employment agreement). If Mr. Soderberg is terminated by the Company other than for cause, including a termination by Mr. Soderberg for “good reason” (as defined in the employment agreement), the Company is required to pay severance to Mr. Soderberg in an amount equal to twelve months of Mr. Soderberg’s base salary, with payments commencing six months after the time of termination, and the signing award restricted stock units described above immediately will become fully vested. The employment agreement also contains a limited non-competition and non-solicitation agreement of Mr. Soderberg, which continues generally for a period of two years after the termination of Mr. Soderberg’s employment. The employment agreement also required the Company to pay Mr. Soderberg’s costs of entering into the employment agreement, including the reasonable fees and expenses of his legal counsel.
     The Company has also entered into employment agreements with other senior executives, including Gregory N. Miller, Kenneth A. Camp, Patrick D. de Maynadier and Kimberly K. Dennis. The employment agreements set forth the basic duties of the officers and provide that each officer is entitled to receive, in addition to base salary, incentive compensation payable in the Company’s discretion and such additional compensation, benefits and perquisites as the Company may deem appropriate. The employment agreements are terminable by either the Company or the executive on sixty days’ notice, or pay in lieu of notice, and are terminable at any time by the Company for cause, as defined in each employment agreement. If an executive is terminated other than for cause, the Company is required to pay severance to the executive in an amount equal to twelve months of the executive’s base salary, with payments commencing six months after the time of termination. Until March 20, 2007 (the first anniversary of the election of a permanent President and Chief Executive Officer of the Company), such severance amount will be in an amount equal to twenty-four months of the executive’s base salary. For the twelve months after March 20, 2007, the additional severance will be reduced each month, returning the total severance benefit to twelve months of the executive’s base salary on March 20, 2008. The employment agreements also contain limited non-competition and non-solicitation agreements of the executives, which continue generally for a period of two years after the termination of the executive’s employment.
     The Compensation and Management Development Committee has established the annual base salaries set forth in the following table for the named executive officers effective December 25, 2006:

Name and Position	2007 Annual Base Salary

Peter H. Soderberg, President and Chief Executive Officer	$840,000

Gregory N. Miller, Senior Vice President and Chief Financial Officer	$378,000

Kenneth A. Camp, Senior Vice President of Hillenbrand Industries and President and Chief Executive Officer of Batesville Casket Company, Inc.	$430,400

Patrick D. de Maynadier, Vice President, General Counsel and Secretary	$352,300

Kimberly K. Dennis, Vice President, Information Technology of Hillenbrand Industries and Senior Vice President, Post Acute Care (North America) and Information Technology of Hill-Rom Company, Inc.	$288,000

Pension Plan
     The Hillenbrand Industries, Inc. Pension Plan (the “Pension Plan”) covers officers of the Company and other employees. Directors of the Company who are not employees of the Company or one of its subsidiaries are not eligible to participate in the Pension Plan. Contributions to the Pension Plan by the Company are made on an actuarial basis, and no specific contributions are determined or set aside for any individual. Effective June 30, 2003, the Pension Plan was closed to new participants. Existing participants, effective January 1, 2004 were given the choice of remaining in the Pension Plan and to continue earning credited service or to freeze their accumulated benefit as of January 1, 2004 and to participate in an enhanced defined contribution savings plan, as described below.
     The Internal Revenue Code limits the amount of benefits that may be paid under the Pension Plan. A supplemental pension benefit that makes up for the Internal Revenue Code limitations is provided under the SERP described below. Benefits under the Pension Plan are not subject to deductions for Social Security or other offset amounts.
     Employees, including officers of the Company, who retire under the Pension Plan, receive fixed benefits calculated by means of a formula that takes into account the highest average annual calendar year eligible compensation earned over five consecutive years and the employee’s years of service. The following table shows approximate representative pension benefits under the Pension Plan and the pension benefit under the SERP based on a single life annuity commencing at age 65 for the compensation and years of service indicated:
Approximate Annual Pension Upon Retirement At Age 65

Highest Average Eligible
Compensation for any
Period of	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
5 Consecutive Years	of Service	of Service	of Service	of Service	of Service	of Service	of Service	of Service

$ 100,000	$5,000	$10,000	$16,000	$21,000	$26,000	$31,000	$37,000	$42,000
$ 200,000	$13,000	$26,000	$40,000	$53,000	$66,000	$79,000	$93,000	$106,000
$ 300,000	$21,000	$42,000	$64,000	$85,000	$106,000	$127,000	$149,000	$170,000
$ 400,000	$29,000	$58,000	$88,000	$117,000	$146,000	$175,000	$205,000	$234,000
$ 500,000	$37,000	$74,000	$112,000	$149,000	$186,000	$223,000	$261,000	$298,000
$ 600,000	$45,000	$90,000	$136,000	$181,000	$226,000	$271,000	$317,000	$362,000
$ 700,000	$53,000	$106,000	$160,000	$213,000	$266,000	$319,000	$373,000	$426,000
$ 800,000	$61,000	$122,000	$184,000	$245,000	$306,000	$367,000	$429,000	$490,000
$ 900,000	$69,000	$138,000	$208,000	$277,000	$346,000	$415,000	$485,000	$554,000
$1,000,000	$77,000	$154,000	$232,000	$309,000	$386,000	$463,000	$541,000	$618,000
$1,100,000	$85,000	$170,000	$256,000	$341,000	$426,000	$511,000	$597,000	$682,000
$1,200,000	$93,000	$186,000	$280,000	$373,000	$466,000	$559,000	$653,000	$746,000
     The credited years of service under the Pension Plan and the SERP as of December 31, 2006 for certain officers named in the table are as follows: Patrick D. de Maynadier – 5 years (in February 2007); Kenneth A. Camp – 26 years; Kimberly K. Dennis – 17 years. The Company has agreed that Mr. de Maynadier, will be treated as a vested participant for purposes of the Company’s qualified plans and the SERP prior to achieving five years of vested service should he leave the Company for any reason except a termination for cause. Gregory N. Miller has two years credited service in the Pension Plan, in which his accumulated benefit was frozen as of January 1, 2004. Mr. Miller participates in the Savings Plan and the Savings Plan portion of the

SERP and has accumulated five years of vested service in those plans. Mr. Soderberg does not participate in the Pension Plan since the plan was closed to new participants effective June 30, 2003. Mr. Soderberg participates in the Savings Plan and the Savings Plan portion of the SERP and has accumulated one year of vested service in those plans.
Savings Plan
     The Company maintains the Hillenbrand Industries, Inc. Savings Plan (the “Savings Plan”), which covers substantially all employees, including senior management. Under the Savings Plan, a tax-qualified retirement savings plan, participating employees may contribute up to 40 percent of compensation on a before-tax basis. The Company contributes a matching contribution to the Savings Plan for only those participants who are not active participants in the Pension Plan in an amount equal to fifty cents for each dollar contributed by participating employees on the first six percent of their compensation. Additionally, the Company annually contributes to the Savings Plan, (i) for employees who are active participants in the Pension Plan, an amount equal to three percent of such employees’ compensation and, (ii) for employees who are not active employees in the Pension Plan, an amount equal to four percent of such employees’ compensation.
     During 2006, the Savings Plan limited the “additions” that can be made to a participating employee’s account to $44,000 per year. “Additions” include all Company contributions and the before-tax contributions made by the Company at the request of the participating employee under Section 401(k) of the Internal Revenue Code. Of those additions, the current maximum before-tax contribution made by a participating employee is $15,000 per year (or $20,000 per year for certain participants age 50 and over). In addition, no more than $220,000 of annual compensation may be taken into account in computing benefits under the Savings Plan. A supplemental savings plan benefit that makes up for these limitations is provided under the SERP (see below).
Supplemental Executive Retirement Plan
     The Company maintains the Hillenbrand Industries, Inc. Supplemental Executive Retirement Plan (the “SERP”). The SERP provides additional retirement benefits to certain employees selected by the Compensation Committee or the Chief Executive Officer of the Company whose retirement benefits under the Pension Plan and/or Savings Plan are reduced, curtailed or otherwise limited as a result of certain limitations under the Internal Revenue Code. The additional retirement benefits provided by the SERP are (i) for certain Pension Plan participants chosen by the Committee, in an amount equal to the benefits under the Pension Plan which are so reduced, curtailed or limited by reason of the application of such limitation and/or (ii) for certain Savings Plan participants chosen by the Committee, in an amount equal to the benefits under the Savings Plan which are so reduced, curtailed or limited by reason of the application of such limitation. Additionally, certain participants in the SERP who are selected by the Compensation and Management Development Committee may annually accrue an additional benefit of a certain percentage of such participants’ Compensation (as defined below) for such year (the current percentage is three), and the amount of the retirement benefit shall equal the sum of such annual accruals plus additional earnings factor. “Compensation” under the SERP shall mean the corresponding definition of compensation under the Pension Plan and the Savings Plan plus a percentage of a participant’s eligible compensation as determined under the Company’s Short-Term Incentive Compensation Program.

     The retirement benefit to be paid under the SERP is from the general assets of the Company, and such benefits are generally payable at the time and in the manner benefits are payable under the Pension Plan and Savings Plan.
     On March 16, 2006, the Company agreed to provide supplemental benefits to Kenneth A. Camp, Senior Vice President of the Company and President and Chief Executive Officer of Batesville Casket Company, under the SERP. The agreement provides that if Mr. Camp remains employed by the Company or Batesville for the entire four-year period beginning on March 16, 2006 and his employment is not thereafter terminated for “cause” (as defined in the employment agreement between Batesville and Mr. Camp), then for benefit calculation purposes under the SERP, Mr. Camp will be credited with an additional four years of service earned under the Pension Plan portion of the SERP (in addition to the years of service Mr. Camp otherwise would earn under the SERP during such period). Also under this agreement, if during the four-year period beginning March 16, 2006 (i) Mr. Camp’s employment with the Company or Batesville is terminated after March 16, 2007 due to disability or death, (ii) Mr. Camp’s employment with the Company or Batesville is terminated after March 16, 2007 without “cause” (as defined in Mr. Camp’s employment agreement) or by Mr. Camp for “good reason” (as defined in Mr. Camp’s employment agreement), (iii) a “change in control” (as defined in the SERP) of the Company occurs, or (iv) a sale, transfer or disposition of substantially all of the assets or capital stock of Batesville occurs, then Mr. Camp will be credited with one additional year of service under the Pension Plan portion of the SERP for each full year worked during the four-year period beginning March 16, 2006 (in addition to the years of service Mr. Camp otherwise would earn under the SERP during such period).
Stock Incentive Plan
     Under the Hillenbrand Industries, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), employees and directors of the Company may be granted stock options, stock appreciation rights, stock awards (including restricted stock awards and bonus stock awards, which may or not be performance-based) and deferred stock awards (otherwise known as restricted stock units). The Compensation and Management Development Committee makes all determinations under the Stock Incentive Plan, including who is to receive an award, the number of shares of common stock to be covered by each award granted and the terms and conditions of any award granted (including vesting).
Short-Term Incentive Compensation Plan
     The Company maintains the Hillenbrand Industries, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”), which is a performance-based award plan available for key employees of the Company and its subsidiaries, including the executive officers of the Company. Participants receive a payment in cash of up to a predetermined percentage of eligible compensation based upon the Company achieving certain business criteria and upon the individual employee attaining certain individual performance goals.
     Effective November 29, 2006, the Compensation and Management Development Committee approved the terms of the STIC Plan for fiscal year 2007.
     For fiscal year 2007, the Committee established specific short-term financial performance objectives which will be measured in terms of revenue and income before taxes for each of

Hillenbrand Industries, Hill-Rom Company, certain business units within Hill-Rom, and Batesville Casket Company. The STIC Plan pool for each of those businesses will be funded between 30% and 150% of the amount equal to the product of the incentive compensation opportunity (expressed as a percentage of their base salary) for each STIC Plan participant in each of those businesses times their base salary. Each such STIC Plan pool will be funded seventy-five percent by income before taxes and twenty-five percent by revenues generated within each applicable business.
     As in past years, certain nonrecurring special charges and amounts will be excluded from the calculation of applicable revenue and income before tax targets for purposes of funding STIC Plan pools.
     Each participant may participate in up to three pools. Each of the named executive officers will participate in and be eligible for payouts under only the Hillenbrand Industries pool, except that Kenneth A. Camp, Senior Vice President of the Company and President and Chief Executive Officer of Batesville Casket Company, will participate in both the Hillenbrand Industries pool and the Batesville Casket Company pool and be eligible for payouts based 25% on the funding of the Hillenbrand Industries pool and 75% on the funding of the Batesville Casket Company pool, and Kimberly K. Dennis, Vice President, Information Technology of the Company and Senior Vice President, Post Acute Care (North America) and Information Technology of Hill-Rom Company, will participate in the Hill-Rom Company pool and the pool related to Hill-Rom’s Post Acute Care business unit and be eligible for payouts based 50% on the funding of each of these pools.
     Under the terms of the STIC Plan, at applicable revenue and income before tax targets, the short term incentive compensation opportunity is equal to up to 90% of base salary for the President and Chief Executive Officer of the Company; 75% of base salary in the case of the Chief Executive Officer of Batesville Casket Company; and 50% of base salary for the Chief Financial Officer and all other senior executives of the Company. The STIC Plan provides for individual short term incentive compensation payouts ranging up to a maximum of two times the executive’s short term incentive compensation opportunity set forth above depending upon achievement of applicable pool funding and personal performance objectives determined, in the case of the President and Chief Executive Officer of the Company, by the Committee, and, in the case of the other executives, by the President and Chief Executive Officer of the Company and approved by the Committee.
     Short-term incentive compensation is calculated for each senior executive participant at the end of each fiscal year. Short-term incentive compensation is payable in cash. All or a portion of short term incentive compensation may be deferred by the executive and invested either in cash or common stock to be paid at the end of the deferral period.
Executive Deferred Compensation Program
     Under the Hillenbrand Industries, Inc. Executive Deferred Compensation Program (the “Deferred Compensation Program”) certain executives of the Company who are chosen by the Compensation Committee may elect to defer all or a portion of their base compensation, payments under the Short-Term Incentive Compensation Program and certain other benefits to be paid in years later than when such amounts are due.

Anticipated Amendments
     The American Jobs Creation Act of 2004 significantly changed the tax rules for nonqualified deferred compensation plans including the Company plans and executive contracts as described above, which have deferral or other delayed payment features. The new rules initially became effective January 1, 2005, and final rules will be effective January 1, 2008. The Company has made changes to Board plans, executive plans and executive contracts where appropriate to comply with the new rules as adopted and will continue to evaluate its plans and contracts and make any additional required and appropriate amendments as required.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information concerning the Company’s equity compensation plans as of September 30, 2006:

			Number of securities remaining
	Number of securities to be		available for issuance under
	issued upon exercise of	Weighted-average exercise price	equity compensation plans
	outstanding options,	of outstanding options, warrants	(excluding securities reflected in
	warrants and rights	and rights ($)	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,875,762	$43.95162	3,100,931

Equity compensation plans not approved by security holders(1)(2)	14,424	$0.00000	0

Total	2,890,186	$43.73227	3,100,931

(1)	Under the Hillenbrand Industries Stock Award Program, which has not been approved by security holders, shares of common stock have been granted to certain key employees. All shares granted under this program are contingent upon continued employment over specified terms. During 1999, 45,000 shares were granted under this program, 20,000 of which were canceled for lack of continued employment. During 2001, an additional 56,500 shares were granted under this program, 10,500 of which have been canceled. Dividends, payable in stock accrue on the grants and are subject to the same specified terms as the original grants. Shares granted in 1999 had a fair value of $27.81 per share and those in 2001 had a range of fair values from $49.76 to $50.85. Of these grants, 5,000 shares became vested on January 1, 2002; 25,000 shares vested on October 5, 2002; 1,500 shares vested on December 6, 2002; 6,500 shares vested on January 1, 2003 and 33,000 shares vested on January 17, 2004. Accrued dividends related to the grants also vested accordingly. A total of 12,010 deferred shares were vested as of September 30, 2006 under this program and will be issuable at a future date.

(2)	Members of the Board of Directors may elect to defer fees earned and invest them in common stock of the Company under the Hillenbrand Industries Directors’ Deferred Compensation Plan, which has not been approved by security holders. A total of 2,414 deferred shares were vested as of September 30, 2006 under this program and will be issuable at a future date.

COMPENSATION AND MANAGEMENT
DEVELOPMENT COMMITTEE’S REPORT
     The information contained in this report shall not be deemed to be “soliciting material" or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
     The primary function of the Compensation and Management Development Committee (the “Committee”) is to assist the Board of Directors of Hillenbrand Industries, Inc. (the “Company”) in fulfilling its responsibility for assuring that the officers and key management personnel of the Company are effectively compensated in terms of base salary, supplemental compensation and other benefits which are internally equitable, externally competitive and advance the long term interests of the Company’s shareholders. From time to time, the Committee obtains recommendations and information from Ernst & Young, the Committee’s independent compensation consultant, the Board of Directors, and the Company’s Chief Executive Officer and other executive officers and key management personnel of the Company, including the Vice President of Human Resources and Vice President and General Counsel, regarding compensation and benefits matters, but makes all final decisions regarding the compensation of officers and key management personnel. The Committee reports its decisions to the Board of Directors. The Committee is also responsible to review and assess the talent development and succession management actions concerning the officers and key employees of the Company.
     The Committee has regularly engaged nationally recognized independent compensation and benefits consulting firms to independently and objectively evaluate the effectiveness of and assist with implementation of the Company’s compensation and benefit programs and to provide the Committee with additional expertise in the evaluation of the Company’s compensation practices and of the recommendations developed by management and firms engaged by the Company. The Consultants also provide information and insights relative to current and emerging compensation and benefits practices. Specifically, for the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, Ernst & Young provided peer group proxy and survey data regarding the amount, form and mix of compensation at the twenty-fifth percentile, median and seventy fifth percentile, which was used as one reference point by the Committee in its decision making around compensation packages.
Compensation Philosophy and Objectives
     In 2003, the Company engaged an internationally recognized compensation and benefits consulting firm to review the Company’s compensation and benefits philosophy, practices, and competitive position. The Company reaffirmed its long-standing philosophy of shareholder value creation and performance-orientation as the foundation of its compensation and benefit practices. During each of 2004, 2005 and 2006, the Committee, with advice from independent internationally recognized compensation and benefits consulting firms, re-evaluated and made adjustments to various elements of the Company’s compensation and benefit practices. In April 2005, the Committee rotated the Committee’s independent consulting firm to Ernst & Young to refresh the Committee’s perspective on compensation and benefit practices.

     The Company’s compensation and benefits program is designed to reward for individual performance relative to predefined duties and responsibilities (which may appropriately change as circumstances change), for business performance at enterprise and business unit levels, and for long term shareholder value creation.
     During 2006, the Company continued to follow the guiding principles, as outlined below, for the Company’s compensation and benefit program, which support the Committee’s commitment to maintain a compensation program that fosters performance and the creation of long-term shareholder value. These principles include:
•	Aligning management’s interests with those of shareholders

•	Motivating and providing incentive for employees to achieve superior results

•	Assuring clear accountabilities and providing rewards for producing results

•	Ensuring competitive compensation in order to attract and retain superior talent

•	Ensuring simplicity and transparency in compensation structure
     The Company’s total compensation generally is targeted at the 50th percentile of the applicable market, with provision for paying above the 50th percentile when pre-established business and/or personal criteria targets are met or exceeded. When those targets are not achieved, the Company’s total compensation is paid below the 50th percentile of the applicable market. The applicable peer group marketplace comparators include medical device and equipment manufacturers, as well as a broad sample of Fortune 1000 manufacturing companies. In combination, these comparators provide benchmarks reflective of the Company’s healthcare business. During 2005, the Committee evaluated the Company’s compensation and benefits practices, including compensation paid and benefits provided to the named executive officers, supported by a compensation study performed by the Committee’s independent compensation consulting firm. That study included a comparison of the Company’s compensation and benefits practices against the marketplace comparators described above.
Compensation Components and Process
     The three major components of the Company’s executive officer compensation are: (i) base salary, (ii) variable cash incentive awards and (iii) long-term, equity-based incentive awards. Each component of the program was developed with the objective of developing a competitive total direct compensation package based on each element being competitive, based on peer group proxy statement and survey data.
     As described above, the Committee has regularly engaged nationally recognized independent compensation and benefits consulting firms that work directly for the Committee. . The Committee’s compensation consultants evaluate proposals made by executive management of the Company to the Committee to assure independence in the review, approval or rejection of compensation changes recommended by executive management. Other than past assistance to the Nominating/Corporate Governance Committee in connection with the annual Board and director evaluation process by a former consulting firm and the Board of Director compensation analysis, the compensation advisors perform no other services to the Company other than those directed by the Committee. Other offices within these firms provide other services to the Company including tax related services. The Committee also considers internal equity comparisons in making its decisions with regard to compensation and benefits provided to executives, including the named executive officers.
     The elements of compensation provided to the Company’s Chief Executive Officer and other executive officers were compared with those of their counterparts in the markets described above to determine appropriate levels of base salary, target incentives and total cash compensation. In addition, the compensation practices concerning stock-based awards were reviewed and compared.
     In connection with the hiring of the Company’s Interim Chief Executive Officer in 2005 and permanent Chief Executive Officer in 2006, the Committee engaged Ernst & Young to provide market data with respect to compensation and benefits based on compensation peer group proxy statement and survey data, as well as research to include relative lost value of compensation/benefits and sign-on benefits. Similar information was evaluated for the other named executive officers in connection with the restructurings of the executive management team under the Interim Chief Executive Officer and in connection with the hiring of the permanent Chief Executive Officer. For the lost value of compensation/benefits from the prior employer and sign-on benefits of the interim and permanent Chief Executive Officer, Ernst & Young performed a proxy statement search of companies within the Company’s primary and secondary SIC codes, and then for companies outside of these SIC codes (due to lack of significant relevant recent market data) within a similar revenue range who hired an interim CEO and/or permanent CEO in the last two years to assess not only the amount and form of the compensation and benefits provided, including base, salary, annual incentive, long-term incentives, and special sign on cash payments or equity grants, but also the rationale, if provided, for such compensation and benefits, and provided advice based on its experience in working with other companies in similar situations.
1. Base Salary
     The primary purpose of base salary, which is the sole element of compensation that is fixed, is to attract and retain talent in a competitive marketplace. Base pay is generally designed to compensate an individual for his or her responsibilities based on years of experience and other relevant factors, including internal equity of pay for similar level jobs, tenure, role, and reporting relationships. Creation of shareholder value and performance-orientation are supported by the Company’s base salary levels because total compensation generally is targeted at the 50th percentile of the applicable market, with provision for paying above the 50th percentile, through variable cash and long-term, equity-based incentive awards only when pre-established business targets and individual performance objectives are exceeded.
     The Committee reviews the base salaries of the executive officers on an annual basis during the first fiscal quarter. Adjustments to base salaries result primarily from an assessment of the performance contributions of each executive in relationship to that executive’s scope of responsibility. In connection with the Company’s August 2005 consolidation and restructuring of its Hill-Rom and corporate operations, the Committee reevaluated the base salaries of the named executive officers in light of a compensation study performed by Ernst & Young and changes in the scope and nature of their responsibilities. Effective on December 26, 2005 all named executive officers except for the Interim President and Chief Executive Officer received salary increases ranging from 3.0% to 7.7%. Recently, the Committee evaluated the base salaries of each of the named executive officers in light of a compensation study performed by Ernst & Young, the scope and nature of each executive’s responsibilities, inflation and performance against fiscal year 2006 individual objectives. The named executive officers received salary increases ranging from 0 to 5.7% to be effective as of December 25, 2006. Mr. Soderberg’s salary increase was 5%. Executive officers may elect to defer all or a portion of their base salary to be paid at the end of the deferral period in cash with interest accrued at the prime rate.
     Prior to fiscal 2004, executive officers of the Company were eligible for perquisite compensation in an amount equal to 10% of the participant’s base salary (or such other limits as may be imposed by the Committee). During fiscal 2004, that perquisite compensation was eliminated and replaced by restricted stock units or adjustments to base salary, annual physical examinations, financial planning reviews and limited income tax preparation assistance. Effective for fiscal 2007 the restricted stock units granted in lieu of perquisites will be replaced with a one time salary adjustment, in addition to the annual salary increases discussed above. The amount of that adjustment for each of the named executive officers other than Kenneth A. Camp is $8,000. For Mr. Camp, the amount of the adjustment is $10,400. Mr. Soderberg did not receive a salary adjustment for the elimination of the restricted stock unit grants because he did not previously receive these grants.
     Additionally, the Company has agreed to allow the President and Chief Executive Officer, but not other executive officers, limited use of Company aircraft for personal purposes for up to one-hundred occupied flight hours per year for commuting purposes. In determining the base salary for the Chief Executive Officer, the Committee considered a competitive base salary range and reached agreement with the Chief Executive Officer which took into consideration the approximate incremental cost to the Company of the hours of Company aircraft use.
2. Variable Incentive Awards
     Performance based Variable incentive awards (or cash bonuses) are designed to motivate executives to perform and meet Company and individual objectives, with significant compensation at risk. The program provides a mechanism to pay amounts above the market median (50th percentile) total cash compensation when the Company experiences above average financial success and is designed to encourage high individual and group performance and is based on the philosophy that employees should share in the success of the Company if above average value is created for Company shareholders. The potential to be paid significant awards plays an important role in the attraction and retention of executives.
     Under the terms of the Short-Term Incentive Compensation Plan, the Committee establishes specific financial objectives, and may also establish non-financial objectives. Short-term financial performance objectives are established annually at levels that typically reflect strong financial performance under then existing conditions. Fiscal year 2006 financial performance objectives were measured in terms of revenues and income before taxes for each of the Company, Hill-Rom Company (excluding its Homecare/Surgical Division), Hill-Rom’s Homecare/Surgical Division and Batesville Casket Company. The STIC Plan pool for each of those businesses was funded between thirty and one hundred and fifty percent of the sum equal to the product of the incentive compensation opportunity (expressed as a percentage of their base salary) for each STIC Plan participant in each of those businesses times their base salary (“Pool Funding”). Each such STIC Plan pool was funded seventy five percent by income before taxes and twenty five percent by revenues generated within each applicable business. The Committee established these objectives to maintain the appropriate balance between the short and long-term performance expectations of shareholders and to incorporate both a top line growth and bottom line profitability measure to the plan.
     Each participant was a member of only one pool, except that certain executives, including the Company’s President and Chief Executive Officer, Senior Vice President and Chief Financial Officer and Vice President and General Counsel, were eligible for STIC Plan payouts based fifty percent on the STIC Plan pool funding of each of the Company, on a consolidated basis, and Hill-Rom (excluding its Homecare/Surgical Division).
     As in past years and consistent with the STIC Plan’s intent, certain nonrecurring special charges and amounts were excluded from the calculation of applicable revenue and income before tax targets for purposes of funding STIC Plan pools.
     Under the terms of the Plan for fiscal 2006, short term incentive compensation opportunity, based on Company or business unit performance, was equal to 90% of base salary for the Chief Executive Officer and President of the Company; 75% of base salary in the case of the Chief Executive Officer of the Batesville Casket Company; and 50% of base salary the Chief Financial Officer and other senior executives of the Company. The STIC Plan provides for individual short term incentive compensation payouts ranging up to a maximum of two times the executive’s short term incentive compensation opportunity set forth above depending upon achievement of applicable Pool Funding and personal performance objectives determined, in the case of the President and Chief Executive Officer of the Company and other named executive officers, by the Committee, and, in the case of the other employees (measured by a personal performance multiplier from 0% to 150%), by the President and Chief Executive Officer of the Company and approved by the Committee. The Committee’s determinations regarding short-term incentive compensation for 2007 are described in this proxy statement under the heading “Executive Compensation—Short-Term Incentive Compensation Plan.”
     Short-term incentive compensation is calculated for each senior executive participant at the end of each fiscal year and is payable in cash. All or a portion of short term incentive compensation may be deferred by the executive and invested either in cash or common stock to be paid at the end of the deferral period.
     As described in the Summary Compensation Table, executive officers of the Company were paid in December 2006 variable incentive awards for fiscal year 2006 performance based upon achievement of the minimum revenue and income before taxes objectives established by the Committee at the beginning of 2006 for the fiscal year ended September 30, 2006. The performance goals established by the Committee for evaluation of Mr. Soderberg in connection with that incentive compensation, each of which Mr. Soderberg was judged by the Committee to have successfully achieved, included: establishing the long term strategic direction for the Company and Hill-Rom, successfully executing the Hill-Rom turnaround (as demonstrated by the Company’s 2006 financial results), establishing a competent and effective operating leadership team, engaging associates and senior leaders within the Company and increasing the visibility and attractiveness of the Company with the investment community.

     In addition to the payments under the STIC Plan described above, the Committee approved the payment of a bonus to Rolf A. Classon in connection with the end of Mr. Classon’s term as Interim President and Chief Executive Officer of Hillenbrand. As previously disclosed, the employment agreement between Mr. Classon and the Company provided that Mr. Classon would be entitled to receive a bonus at the end of the term of his employment as Interim President and Chief Executive Officer of (i) $382,500 (the “Guaranteed Bonus”) plus (ii) up to $382,500 based upon the achievement by the Company during Mr. Classon’s employment of certain objectives determined by the Committee (the “Incentive Bonus Opportunity”). The performance goals established by the Committee for evaluation of Mr. Classon in connection with the Incentive Bonus Opportunity included:
     • Progress in line with plans with respect to the restructuring activities announced by the Company in the fourth quarter of fiscal 2005;
     • Timely completion of the search for a permanent President and Chief Executive Officer;
     • Financial performance in line with the Company’s business plans and guidance; and
     • Other subjective goals relating to the business of the Company and its Hill-Rom subsidiary.
     Based upon the Company’s performance with respect to these performance goals during the term of Mr. Classon’s employment as Interim President and Chief Executive Officer, the Committee approved the payment to Mr. Classon of a bonus of $765,000, representing the full amount of the Incentive Bonus Opportunity plus the Guaranteed Bonus.
     3. Long-Term, Equity-Based Incentive Awards and Stock Ownership Guidelines
     The Company’s Stock Incentive Plan, which was approved by the Company’s shareholders in 2002, provides for the opportunity to grant stock options and other equity-based incentive awards to officers, other key employees and non-employee directors to help align those individuals’ interests with those of shareholders, to motivate executives to make strategic long-term decisions, and to better enable the Company to attract and retain capable directors and executive personnel.
     Equity based awards are generally granted to executive officers annually at a target level with potential grants up to 200% of target contingent upon personal performance. While equity based awards are focused primarily on motivating future performance, to the extent that the executive officers’ personal performance objectives for the most recently completed fiscal year have not been achieved, those individuals’ equity based grants may be made at levels that are lower on the standard range of grants available.
     Officers and other key employees were granted stock options during the fiscal year ended September 30, 2006. As initially granted, these options vested over a three-year period. On September 7, 2005, the Board of Directors ratified the Committee’s decision to accelerate the vesting of options granted in fiscal 2005 and certain other “underwater” stock options that had exercise prices of $50.48 or higher. In order to maintain the highest standards of integrity and governance, executive officers are restricted from performing exercise and sell transactions with such newly vested options until the prior vesting date of the affected options. The primary purpose of the accelerated vesting of these options was to reduce the Company’s future reported compensation expense upon the adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share Based Payment,” in the first fiscal quarter of 2006. In connection with its evaluation of the Stock Incentive Plan, the Committee utilized the services of an independent compensation consulting firm to provide marketplace competitive information. An executive’s accumulated retirement benefits have not been considered as a factor in the decision as to the annual grant size of long-term incentives.
     Based on the review of compensation performed during 2003, and to better align the interests of executive officers with those of the Company’s shareholders, the Committee began in 2004 to substitute restricted stock units (otherwise known as deferred stock awards under the Company’s Stock Incentive Plan) for a significant portion of the stock option grants that would have previously been granted to executives. In September of 2005, after considering the Company’s Stock Incentive Plan burn rate, number of participants and potential aggregate target awards for participants, the Committee decided that the total value of equity based grants should be divided equally between stock options and restricted stock units because the Committee wanted to provide long term equity based incentives balanced between higher risk and opportunity stock options, which are more dilutive to the Company’s Stock Incentive Plan and outstanding equity with less risky and less dilutive restricted stock units, which are effective executive retention vehicles.
     An option’s value to an executive upon exercise of the option and sale of the underlying shares is tied to corporate performance because higher corporate performance leads to higher share price and options have no value if equity value does not increase over the grant date stock price. Restricted stock units provide for long-term incentive opportunities that differ from stock options. Restricted stock units can have value to the executive even if the Company’s share price declines prior to vesting, increasing their value as a retention device. While there is still value in the event of a declining stock price and less exposure to downside equity performance, there is less opportunity related to upside equity performance with restricted stock units when compared to stock options because a lower number of restricted stock units is awarded to provide comparable grant date fair value to stock options. Restricted stock units and stock options typically vest in increments over five and three years, respectively. Therefore, if an executive does not perform and is terminated before full vesting, he or she loses the value of unvested awards full potential award value, subject to certain early vesting events, such as a change in control, death, disability or retirement.
     All executive officers and designated members of management are expected to own shares of the Company’s common stock. Specifically, the Chief Executive Officer of the Company, his executive officer direct reports, including the named executive officers, from and after the later to occur of (i) February 13, 2006 or (ii) the date on which any such individual first became an officer of the Company or any of its subsidiaries (“Start Date”) are be required to hold shares of the Company’s common stock or equivalents described below at the following levels (“Required Ownership Level”):

Required Ownership Level (Expressed as
Position	Base Annual Salary Multiple)
Company Chief Executive Officer	4 x Base Annual Salary
Named Executive Officers	2 x Base Annual Salary

     Shares owned outright (including vested deferred shares) and restricted stock units, whether vested or unvested, count as share equivalents towards the Required Ownership Level. The Required Ownership Level must be achieved within five years from the Start Date.
     Failure to achieve or maintain the Required Ownership Level may result in (i) the applicable individual being required to hold all after tax vested restricted stock units and after-tax shares acquired upon exercise of stock options or (ii) suspension of future restricted stock or restricted stock unit grants until the Required Ownership Level is achieved. The Compensation and Management Development Committee (or its designee) may make exceptions, in its (his or her) sole discretion, in the event of disability or great financial hardship.
     Consistent with the Company’s long term practices, stock options and restricted stock units are granted by only the Committee and are typically granted annually in November or December, following certification of the Company’s financial results from the immediately preceding fiscal year, regardless of the current trading price of the Company’s equity. Individual grants may be made at other times during the year for new hires or in connection with promotions. Stock option exercise prices are the average of high and low equity price on the date of grant. Stock options are typically granted for terms of ten years, and vest one-third on each of the first three anniversaries of the date of grant and restricted stock units typically vest in twenty percent, twenty-five percent, twenty-five percent and thirty percent increments on the day after the dates of each of the second, third, fourth and fifth anniversaries of grant. In response to recent publicity regarding improper stock option granting and pricing practices by certain companies, the Company’s internal audit function recently audited stock option award practices and found no evidence to suggest that the Company’s stock option grants had been subject to grant date or strike price manipulation.
     From time to time, the Company has made deferred stock awards to executives of the Company for various reasons, as presented in footnote 2 of the Summary Compensation Table.
     Section 162(m) of the Internal Revenue Code limits tax deductibility of certain executive compensation in excess of $1 million per year unless certain requirements are met. The Stock Incentive Plan is designed to provide for the grant of awards that meet these requirements and also enables the Committee to grant awards that do not satisfy the performance based pay exemption under the Section 162(m) requirements. For example, time-based vested restricted stock unit awards do not satisfy the performance-based exception under 162(m) and therefore are subject to 162(m) and included in the $1 million dollar compensation cap in the year the awards are included in taxable income of the recipient.

Compensation of the Chief Executive Officer
     During fiscal 2006 Rolf A. Classon served as Interim President and Chief Executive Officer until March 20, 2006 on which date Peter H. Soderberg became President and Chief Executive Officer. This report discusses the 2006 compensation for each of Mr. Classon and Mr. Soderberg separately.
     Mr. Classon served as President and Chief Executive Officer of the Company on an interim basis from May 11, 2005 to March 2006. In arriving at the compensation package reflected in Mr. Classon’s employment agreement, the Committee relied in part on the services of its independent compensation consulting firm to determine the appropriate level of compensation for an interim chief executive officer. The Committee also considered competitive peer group proxy and survey data, anticipated tenure, expected role as interim Chief Executive Officer, lost or forfeited compensation from other opportunities, and internal pay equity to other executives and the permanent Chief Executive Officer to be hired, together with Mr. Classon’s unique qualifications to serve as Interim President and Chief Executive Officer, including his healthcare industry experience, tenure on the Board and service as Vice Chairman of the Board of the Company. Based on the Committee’s review of all elements of Mr. Classon’s compensation as Interim President and Chief Executive Officer, the Committee believes that his compensation was reasonable and not excessive.
     Mr. Soderberg was hired as President and Chief Executive Officer of the Company on March 20, 2006. In arriving at the compensation package reflected in Mr. Soderberg’s employment agreement, the Committee relied in part on the services of its independent compensation consulting firm to determine the appropriate level of compensation for the chief executive officer position. The Committee also considered competitive peer group proxy and survey data, anticipated tenure, expected role as permanent Chief Executive Officer, lost or forfeited compensation from other opportunities, and internal pay equity to other executives, together with Mr. Soderberg’s unique qualifications to serve as President and Chief Executive Officer, including his healthcare industry experience and tenure on the Board. Based on the Committee’s review of all elements of Mr. Soderberg’s compensation as President and Chief Executive Officer, the Committee believes that his compensation is reasonable and not excessive.
     Submitted by the Compensation and Management Development Committee (as constituted on December 14, 2006)
Mark D. Ketchum (Chairman)
Joanne C. Smith (Vice Chair)
Anne G. Peirce
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION
     During the fiscal year ended September 30, 2006, the Compensation and Management Development Committee consisted of Mark D. Ketchum, Anne G. Peirce, and Joanne C. Smith. Peter H. Soderberg also was a member of the Committee until March 20, 2006.

COMPANY STOCK PERFORMANCE
     The following graph for the fiscal year ended on the Saturday closest to November 30, 2001, the ten-month period ended September 30, 2002 and the fiscal years ended September 30, 2003, 2004, 2005 and 2006 compares the cumulative total return for common stock of the Company with the S&P 500, the S&P 500 Health Care Equipment Index and the Company Peer Group. The Company Peer Group is comprised of Apria Healthcare Group, Inc.; Bard (C.R.), Inc.; Beckman Coulter, Inc.; Becton Dickinson & Co.; Conmed Corporation; Dade Behring Holdings, Inc.; Hospira, Inc.; Invacare Corporation; Kinetic Concepts, Inc.; Mettler-Toledo International, Inc.; Respironics, Inc.; Steris Corporation; and Viasys Healthcare, Inc. After evaluating many potential peer companies against various criteria, including, among others, participation in similar market segments to the Company’s medical device business, comparable revenue size with the Company’s medical device business, comparable number of employees, total equity value, and comparable published operating and financial metrics, the Company elected to use the Company Peer Group during fiscal year 2006 and going forward.
The graph assumes $100 invested in November 2001. Total return assumes that all dividends are reinvested when received.

AUDIT COMMITTEE’S REPORT
     The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors, each of whom is independent under Securities and Exchange Commission Rule 10A-3 and the NYSE’s Listing Standards. The Committee operates under a written charter adopted by the Board of Directors.
     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) and the issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In this regard, the Committee meets separately at most regular committee meetings with management, the Director of Internal Audit and the Company’s outside independent registered public accounting firm. The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee approves, subject to shareholder ratification, the appointment of the Company’s outside independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), and pre-approves all audit and non-audit services to be performed by the firm.
     In this context, the Committee has reviewed and discussed the consolidated financial statements with management and PwC. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. PwC discussed with the Committee matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 Audit Committee Communications. Management and the independent registered public accounting firm also made presentations to the committee throughout the year on specific topics of interest, including: (i) current developments and best practices for audit committees; (ii) updates on the substantive requirements of the Sarbanes-Oxley Act of 2002, including management’s responsibility for assessing the effectiveness of internal control over financial reporting; (iii) key elements of anti-fraud programs and controls; (iv) transparency of corporate financial reporting; (v) the Company’s critical accounting policies; (vi) the applicability of several new and proposed accounting releases; and (vii) numerous SEC accounting developments.
     PwC also provided to the Committee the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). PwC informed the Audit Committee that it was independent with respect to the Company within the meaning of the securities acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board, and PwC discussed with the Committee that firm’s independence with respect to the Company. In addition, the Committee considered whether non-

audit consulting services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services have not impaired the auditors’ independence.
     Based upon the Committee’s discussions with management and PwC and the Committee’s review of the representations of management and the report of PwC to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006.
     In addition, the Committee has discussed with the Chief Executive Officer and the Chief Financial Officer of the Company the certifications required to be given by such officers in connection with the Company’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules adopted there under, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with the giving of such certifications.
     Submitted by the Audit Committee (as constituted on November 30, 2006)
Charles E. Golden (Chairman)
Eduardo R. Menascé (Vice Chairman)
Ray J. Hillenbrand
(Each of whom the Board of Directors has determined is an independent director under applicable standards)
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     Subject to shareholder ratification, the Audit Committee of the Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), certified public accountants, as the independent registered public accounting firm to make an examination of the consolidated financial statements of the Company for its fiscal year ending September 30, 2007. PwC served as the independent registered public accounting firm of the Company for year ended September 30, 2006. A representative of PwC will be present at the annual meeting with an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.
     The Audit Committee has adopted a policy requiring that all services from the outside independent registered public accounting firm must be pre-approved by the Audit Committee or its delegate (Chairperson) and has adopted guidelines that non-audit related services, including tax consulting, tax compliance and tax preparation fees, should not exceed the total of audit and audit related fees. During fiscal 2006, PwC’s fees for non-audit related services fell within these guidelines.
Audit Fees
     Aggregate fees billed by PwC for professional services rendered for the integrated audit of the Company’s annual consolidated financial statements included in the annual report on Form 10-K and the review of interim consolidated financial statements included in quarterly reports on

Form 10-Q and the review and audit of the application of new accounting pronouncements, SEC releases and accounting for unusual transactions were $3,737,387 and $2,877,380 for the years ended September 30, 2005 and September 30, 2006, respectively.
Audit-Related Fees
     Aggregate fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not disclosed under “—Audit Fees” above were $445,224 and $313,313 for the years ended September 30, 2005 and September 30, 2006, respectively. These audit related services include primarily the statutory audits of European and financial services entities in both years.
Tax Fees
     Aggregate fees billed by PwC for professional services rendered to the Company for tax compliance, tax advice and tax planning were $15,551 and $53,966 for the years ended September 30, 2005 and September 30, 2006, respectively.
All Other Fees
     Aggregate fees billed by PwC for all other products and services provided to the Company were $1,500 and $1,500 for the years ended September 30, 2005 and September 30, 2006, respectively. These fees were for a subscription to PwC’s online accounting research tool.
     The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.
COST OF SOLICITATION
     The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone, electronic communication and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.
SHAREHOLDER PROPOSALS
     In order for shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at the Company’s 2008 annual meeting of shareholders and included in the Company’s proxy statement and form of proxy relating to that meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal offices in Batesville, Indiana not later than September 5, 2007.
     In addition, the Company’s Amended and Restated Code of By-laws provides that for business to be brought before a shareholders’ meeting by a shareholder or for nominations to the Board of Directors to be made by a shareholder for consideration at a shareholders’ meeting, notice thereof must be received by the Secretary of the Company at the Company’s principal offices not later than 100 days prior to the anniversary of the immediately preceding annual meeting, or not later than November 2, 2007 for the 2008 annual meeting of shareholders. The notice must also provide certain information set forth in the Amended and Restated Code of By-laws.
INCORPORATION BY REFERENCE
     Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates this proxy statement by reference, the Audit Committee’s Report, the Compensation and Management Development Committee’s Report and the graph Comparison of Five Year Cumulative Total Return shall not be incorporated by reference into any such filings.

Patrick D. de Maynadier
Secretary
January 3, 2007

Appendix A
HILLENBRAND INDUSTRIES, INC. (THE “COMPANY”)
AUDIT COMMITTEE CHARTER
(As approved by Board of Directors on September 14, 2006)
I. Mission Statement
The Audit Committee (“Committee”) shall assist the Board of Directors of the Company (“Board”) in fulfilling its oversight responsibilities regarding financial reports and financial controls of the Company. In discharging that role, the Committee shall review the Company’s financial reporting process, its system of internal controls regarding accounting, legal and regulatory compliance and ethics that management or the Board, as the case may be, have established and the internal and external audit processes of the Company. The Committee will endeavor to maintain effective working relationships with the Board, management, and the internal and external auditors. Each Committee member will maintain an understanding of the requirements of membership which are necessary to meet and fulfill Committee responsibilities.
II. Organization
The Board shall arrange that:
•
The Committee shall be comprised of at least three members of the Board, each of whom must meet the independence criteria set forth in the Company’s Corporate Governance Standards for the Board of Directors and as required by the New York Stock Exchange, the Securities Exchange Act of 1934 and the rules and regulations of the Securities Exchange Commission at all times during his or her tenure on the Committee. No member of the Committee may, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board,

     (a) accept, directly or indirectly1, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or

[1]
Payments by the Company of the following sort will be deemed to constitute indirect acceptance of compensatory payments and accordingly will render a member of the Board ineligible for service on the Committee: (a) payments to an entity in which the member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the Company) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries; and (b) payments to the member’s spouse, minor child or stepchild or adult child or stepchild sharing the member’s home.

     (b) be an affiliated person2 of the Company or any of its subsidiaries.
•
All members of the Committee should possess, at a minimum, basic financial literacy, as such qualification is interpreted by the Board, or acquire such literacy within a reasonable period of time from joining the Committee. At the present time, the Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business. The Chair of the Committee shall be available, capable, qualified and competent in dealing with financial and related issues.

•	At least one member of the Committee shall be an “audit committee financial expert” (as defined by the Securities and Exchange Commission) who shall have all of the following attributes:
1.	an understanding of generally accepted accounting principles and financial statements;

2.	the ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;

3.
experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience in actively supervising one or more persons engaged in such activities;

4.	an understanding of internal controls and procedures for financial reporting; and

5.	an understanding of the audit committee function.
An audit committee financial expert must have acquired these attributes through any one or more of the following:

               [2] An “affiliated person” or “affiliate” of a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person who is not an executive officer of the specified person and is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of a specified person will be deemed not to be in control of the specified person, and an executive officer, general partner or managing member of an affiliate, or a director who is also is an employee of an affiliate, shall be deemed also to be an affiliate.

               A Committee member who sits on the board of directors of both the Company and an affiliate of the Company is exempt from the “affiliated person” requirement if the Committee member, except for being a director on each such board of directors, otherwise meets the independence requirements described in clauses (a) and (b) for both the Company and the affiliate, including the receipt of only ordinary-course compensation for serving as a member of the board of directors, audit committee or any other board committee of the Company or the affiliate.

6.
education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

7.	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

8.	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

9.	other relevant experience.
•
No director shall be appointed to or remain on the Committee who is simultaneously serving on the audit committees of two or more other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

•
The members of the Committee shall be elected by the Board annually, based on a recommendation by the Nominating/Corporate Governance Committee to serve until the next annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is designated by the Board, the members of the Committee may designate a Chairman by majority vote of the Committee membership. The Board may remove a member from the Committee with or without cause. The Committee’s Chair will periodically report the Committee’s findings and conclusions to the Board. The Committee will be assisted by the Company’s Chief Financial Officer and General Counsel. The Company’s Secretary or any Assistant Secretary will serve as executive secretary of the Committee.

•
Committee meetings shall be held not less frequently than quarterly, usually in conjunction with the Company’s regular quarterly Board meetings. The Committee may choose to meet more frequently, if needed. A majority of the Committee members will constitute a quorum for the transaction of business at any meeting of the Committee. Action of the majority at any such meeting will be the action of the Committee.

III.	Roles and Responsibilities
The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under any particular set of circumstances.
IV.	Financial Reporting
The Committee shall:
•
Review with management and the external auditors any financial statement issues and the results of the audit including (a) the initial selection of or changes in significant accounting policies used in developing the financial statements, the reasons for and impact of any changes in policy and reasons alternative treatments were not adopted and

(b) any off-balance sheet transactions, special purpose entities, transactions with affiliated companies and related parties and the effect of regulatory and accounting initiatives.
•	Review management’s disposition of proposed significant audit adjustments as identified by the external auditors.

•	Inquire into the fairness of the statements and disclosures by requesting explanations from management and from the internal and external auditors on whether:
1.	Generally accepted accounting principles have been consistently applied.

2.	There are any significant or unusual events or transactions.

3.	The Company’s financial and operating controls are functioning effectively.

4.	The Company’s financial statements contain adequate and appropriate disclosures.
•	Review with the external auditors their views as to the quality of the Company’s accounting principles and financial reporting practices.

•
Meet to review and discuss with management and the external auditors the Company’s annual audited financial statements and quarterly financial statements and recommend to the Board the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

•
Prior to the Company’s filing of each Annual Report on Form 10-K and Quarterly Report on Form 10-Q, meet to review and discuss with management and the external auditors the content of such filing, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and review any exceptions to the certifications required of the Chief Executive Officer and Chief Financial Officer in connection with such filings. The Committee shall also discuss with the external auditors the matters required to be brought to the Committee’s attention by Statement on Auditing Standards No. 61, as well as other matters that should be communicated to the Committee by the external auditors. The Committee shall receive annually the Independence Standards Board Standard No. 1 letter disclosing all relationships between the external auditor and the Company, discuss it with the external auditor, assess impacts on the auditor’s independence, and make recommendations needed to the Board for actions to ensure the auditor’s independence.

•
Discuss with management, prior to their dissemination, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that, if it is not otherwise practicable for the entire Committee to review revisions to earnings guidance, such review may be performed by the Chairman of the Committee.

V.	Internal Control
The Committee shall:

•
Review with management, as well as internal and external auditors, the Company’s business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.

•
Require that the internal and external auditors and management keep the Committee informed about any significant fraud, illegal acts, or deficiencies in internal control, and similar significant matters.

•	Create an opportunity that significant findings and recommendations made by the internal and external auditors can be received and discussed on a timely basis.

•
Review and discuss with management, as well as the internal and external auditors, management’s report on internal control over financial reporting and the report of the external auditors on management’s assessment of internal control over financial reporting prior to the filing of the Company’s Annual Report on Form 10-K. Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

•	Inquire as to the extent to which internal and external auditors review computer systems and applications and the security of such systems and applications.

VI.	Internal Audit

•	The Committee shall review as often as it deems necessary but at least annually:
1.	The internal audit charter, annual audit plan, activities and organizational structure of the internal audit function.

2.
The qualifications and operational independence of the internal audit function and, when necessary, participate in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

3.	The effectiveness of the internal audit function including compliance with the Institute of Internal Auditors’ (IIA) Standards for the Professional Practice of Internal Auditing.
•	The Committee shall also review periodically as it deems appropriate the reports prepared by the internal audit staff and management’s responses to such reports.

VII.	External Audit

•	The Committee shall review:
1.	The external auditors’ proposed audit scope and approach.

2.	The performance of the external auditors.

•
The Committee shall have the direct responsibility for and the sole authority to engage, compensate, oversee, retain and terminate (subject, where applicable, to shareholder ratification) any accounting firm engaged (including the resolution of any disagreements between management and the Company’s external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and such firm shall report directly to the Committee. The Company shall provide appropriate funding (as determined by the Committee) for payment of compensation to the Company’s external auditors. The Committee shall have ultimate authority to approve all audit engagement fees and terms.

•
The Committee must approve in advance all auditing services, internal control-related services and permitted non-audit services performed by the Company’s external auditors, including tax services, subject to the de minimus exception for non-audit services described in Section 10A(i)1(B) of the Securities Exchange Act of 1934. The Committee may delegate to its Chairman the authority to pre-approve such non-audit services between regularly scheduled meetings provided that such approvals are reported to the Committee at the next committee meeting. Notwithstanding the foregoing, the Company’s external auditors may not provide the following services to the Company: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, or investment adviser or investment banking services; legal services and expert services unrelated to the audit; and any other service that the applicable federal oversight regulatory authority determines, by regulation, is impermissible. Non-audit services approved by the Committee and performed by the Company’s external auditors must be disclosed to investors in the Company’s reports on Form 10-K and/or proxy statements for its annual meetings of shareholders.

•	The lead (or coordinating) audit partner and the concurring or reviewing partner associated with the Company’s external auditors must be changed at least every five years.

•
The Committee cannot engage external auditors to perform audit services for the Company if the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or any person in an equivalent position was employed by such external auditors within one year preceding the initiation of the audit.

•
The Committee may not engage external auditors to perform audit services for the Company if the external auditors are otherwise not independent with respect to the Company in accordance with Rule 2-01 of Securities and Exchange Commission Regulation S-X (or any successor rule), any independence standards adopted by the Public Company Accounting Oversight Board and any other applicable standards.

•
The Committee shall, at least annually, use its best efforts to obtain and review a report from the external auditors addressing: (a) the auditors internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board review of the external auditors or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors and any steps taken to deal with any such issues; and (c) the independence of the external auditors, including a discussion of any relationships or services that may impact their objectivity and independence.
•
The Committee shall obtain from the external auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditors; and any material written communications between the external auditors and management, such as any management letter or schedule of unadjusted differences.

VIII.	Other Responsibilities
The Committee shall:
•
Meet at least quarterly, with the external auditors, Director of Internal Audit, and management (including the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel) in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

•	Update the Board about Committee activities and make appropriate recommendations, as often as the Board deems appropriate.

•	Annually review and assess the continuing adequacy of this Charter and the performance of this Committee and its members and, if appropriate, recommend changes for the approval of the Board.

•	Prepare a report to shareholders to be included in the Company’s proxy statements as required by the Securities and Exchange Commission.

•	Perform any other activities consistent with this Charter, the Company’s Code of By-laws and governing law, as the Committee or the Board deems necessary, appropriate or desirable.

•	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors without the necessity for prior authorization by the Board.

•	Establish policies for the hiring by the Company of present or former employees of the Company’s external auditors.

•
Review with management the policies and procedures with respect to officers’ expense reports and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountants.

IX.	Ethical, Legal and Regulatory Compliance
The Committee shall:
•
Review and assess at least annually the Company’s Code of Ethical Business Conduct (the “Policy Statement”), recommend to the Board of Directors changes in the Policy Statement as conditions warrant and confirm that management has established a system to monitor compliance with the Policy Statement by officers and relevant employees of the Company.

•
Review management’s monitoring of the Company’s compliance with the Policy Statement, and confirm that management has a review system in place to maximize the likelihood that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal requirements.

•	Review, with the Company’s counsel, legal and regulatory compliance matters including corporate securities trading policies.

•	Review, with the Company’s counsel, any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

•
The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•
The Committee shall promote an organizational culture that encourages commitment to compliance with the law and use good faith efforts to assure that corporate information and reporting systems exists that are adequate to assure that appropriate information as to compliance matters comes to its attention in a timely manner as a matter of ordinary operations.

X.	Operations
The Committee shall conduct its operations in accordance with the procedures set forth in Article 4 of the Company’s Code of By-Laws applicable to the operations of the Board, except to the extent that such procedures are modified on superseded by the terms of this Charter. The Committee shall have the authority to adopt such additional procedures for the conduct of its business as are not inconsistent with those referred to in the preceding sentence. Except as otherwise expressly provided herein, the Committee shall have no authority to delegate its responsibilities to any subcommittee.
XI.	General Limitations
The Committee’s responsibility is oversight, and it and the Board recognize that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that financial management, the internal audit staff, and the external auditors, have more knowledge and more detailed information about the Company than do the members of the Committee. Consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification of the financial statements prepared by management or the audit work performed by the internal or external auditors.
The Board recognizes that the members of the Committee will discharge the foregoing oversight responsibilities by evaluating (a) reports given to them, (b) presentations made to them and (c) other significant financial reporting decisions which are reported to them by management, internal auditors and external auditors. Within the bounds of sound business judgment and assessment, and to the extent permitted by the Indiana Business Corporation Law, each member of the Committee shall be entitled to rely on the integrity of the individuals and organizations from whom they receive such information. In discharging his or her duties as a member of the Committee, each member is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, that is prepared and presented by either (i) one or more officers or employees of the Company who the member reasonably believes to be reliable and competent in the matters presented or (ii) legal counsel, external independent auditors or other persons as to the matters the member reasonably believes are within the person’s professional or expert competence. The Committee may also retain independent counsel, accountants or other outside advisors, as it deems appropriate, and the Company shall provide appropriate funding (as determined by the Committee) for payment of compensations to such advisors retained by the Committee. Furthermore, in fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not hold themselves out to be, accountants or auditors by profession or experts in the fields of accounting or auditing.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees, to serve three-year terms as directors.

	For	Withhold

01 - Ray J. Hillenbrand	☐	☐

02 - Mark D. Ketchum	☐	☐

03 - Peter H. Soderberg	☐	☐
B	Issues
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐
3. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
IMPORTANT: This proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, partner, officer or guardian, please give your full title. If shares are held jointly, all holders must sign the proxy. No postage is required if mailed in the United States.
Please sign name and title exactly as shown on label on this proxy card.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

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01CD40001	00NF5B

Proxy — Hillenbrand Industries, Inc.

Proxy for Annual Meeting Of Shareholders To Be Held February 8, 2007
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Rolf A. Classon and Joanne C. Smith, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand Industries, Inc. (the “Company”) at the the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006-7798, on February 8, 2007 at 10:00 a.m., local time (Eastern Standard Time), and at any adjournments of the meeting, on the matters listed on the reverse.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS NAMED ABOVE, OR EITHER OF THEM.
This proxy may be revoked at any time before it is exercised.
(continued and to be signed on reverse side)
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on February 8, 2007.
THANK YOU FOR VOTING

Proxy — Hillenbrand Industries, Inc.

Proxy for Annual Meeting Of Shareholders To Be Held February 8, 2007
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Rolf A. Classon and Joanne C. Smith, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand Industries, Inc. (the “Company”) at the the offices of Batesville Casket Company, Inc., One Batesville Boulevard, Batesville, Indiana 47006-7798, on February 8, 2007 at 10:00 a.m., local time (Eastern Standard Time), and at any adjournments of the meeting, on the matters listed on the reverse.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS NAMED ABOVE, OR EITHER OF THEM.
This proxy may be revoked at any time before it is exercised.
(continued and to be signed on reverse side)

+

Annual Meeting Proxy Card

A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees, to serve three-year terms as directors.

	For	Withhold

01 - Ray J. Hillenbrand	☐	☐

02 - Mark D. Ketchum	☐	☐

03 - Peter H. Soderberg	☐	☐
B	Issues
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐
3. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
IMPORTANT: This proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy promptly In the enclosed envelope. When signing as attorney, executor, administrator, trustee, partner, officer or guardian, please give your full title. If shares are held jointly, all holders must sign the proxy. No postage is required if mailed in the United States.
Please sign name and title exactly as shown on label on this proxy card.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

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01CD40001	00NF6B